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                                                                  EXHIBIT 10.26


                              BUILD TO SUIT LEASE
                               DATED APRIL 8,1998
                                    between
                         TACC INVESTORS, LLC, LANDLORD
                                      and
                              INTUIT INC., TENANT.





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                              BUILD TO SUIT LEASE


         1. PARTIES. This lease, dated, for reference purposes only, April 8, 1998, is made by and between TACC Investors, LLC, an Arizona limited liability company (herein called "Landlord"), and Intuit Inc., a Delaware corporation (herein called "Tenant").

         2. PREMISES; ACCESS. Landlord hereby leases to Tenant and Tenant leases from Landlord for the term, at the rent, and upon all of the conditions set forth herein, the real property (consisting of approximately fifteen (15) acres of land) shown on EXHIBIT A, together with a facility consisting of two (2) buildings connected by a common entryway and lobby to be constructed on such real property pursuant to this Lease, containing approximately 135,000 square feet (the buildings and related improvements are sometimes called the "Improvements"), all of the foregoing being called the "Premises." The Improvements will be constructed in two (2) phases: Phase I will consist of a 65,000 square foot shell Base Building, related Tenant Improvements, a 5,000 square foot common entryway and lobby, no fewer than 650 paved parking spaces and related site work. Phase II will consist of a 65,000 square foot shell Base Building, related Tenant Improvements, an additional 450 paved parking spaces and related site work.

                  Upon completion of Phase I, the Premises will have access to and from Tucson Boulevard. It is anticipated that at some future date Tucson Airport Commerce Center may construct road improvements connecting the Premises to Country Club Road as part of future phases of development of Tucson Airport Commerce Center. Landlord is making no assurances to Tenant regarding such additional access to Country Club Road.

         3. TERM; IMPROVEMENTS; COMMENCEMENT DATE.

                  3.1. TERM. The term (the "Term") of this Lease shall be for approximately ten (10) years commencing on the Commencement Date (as defined in paragraph 3.3) and ending on the earlier of (a) ten (10) years following the date Phase II is Ready for Occupancy (as defined in paragraph 3.3), or (b) July 31, 2009, unless this Lease is sooner terminated or extended, or the Premises are expanded, pursuant to any provision hereof.

                  3.2. IMPROVEMENTS.

                          (a) The Improvements are preliminarily described in
EXHIBIT B (the "Outline Specifications"). Tenant has previously approved the Outline Specifications. The Outline Specifications describe certain elements of the Tenant Improvements and certain elements of the site and the shell Base Building for Phase I. The Improvements described in the Outline Specifications are to be designed and constructed with provision for special improvements and other features keyed to Tenant's particular business. The parties recognize there will continue to occur a rapid process of



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refinement of the Improvements and the Outline Specifications to meet Tenant's particular needs, City of Tucson and regulatory requirements and any contingencies that arise in achieving final plans and specifications. Landlord and Tenant agree to act reasonably, diligently and in good faith to produce final plans and specifications for the Improvements (which term shall include all agreed changes). Tenant acknowledges that Tenant's timely and diligent cooperation with Landlord is essential to timely completion. Tenant agrees to provide Landlord and Landlord's agents with timely and thorough programs of Tenant's requirements, reviews, comments and approvals.

                          (b) In particular, set forth in EXHIBIT C is the
critical path schedule which shall be adhered to by Landlord and Tenant in order to develop expeditiously final plans and specifications (the "Plans") for the Improvements and to achieve the delivery dates set forth in paragraph 3.4. Landlord and Tenant shall use all reasonable efforts to perform their respective obligations within the time periods set forth in EXHIBIT C. The critical path schedule will allow insubstantial and harmless deviations from the strict schedule but not substantial departures therefrom unless Landlord and Tenant agree so in a writing that commensurately extends the delivery dates under paragraph 3.4. Landlord and Tenant acknowledge that some of the approvals required in the critical path schedule have already been given. Eric Johnson will be Tenant's contact person for purpose of submittals and approvals.

                          (c) Any change in the Outline Specifications, the
Improvements or the other plans and specifications envisioned under this paragraph 3.2 requested by Tenant shall (i) be reasonable, (ii) not involve major structural changes (unless Landlord agrees), (iii) require no additional land (unless Landlord agrees), (iv) result in no violation of any existing or future CC&R's or applicable laws and regulations, (v) have Landlord's written approval, which Landlord may not unreasonably withhold or delay, and (vi) require Tenant to pay any additional cost required to implement such change. The cost of any Tenant-requested change to the Tenant Improvements will be handled pursuant to subparagraph (f) below. The cost of any Tenant-requested change to the site or to the shell Base Buildings will be handled pursuant to subparagraph (h) below. Any CC&R's not in force as of the date of execution of this Lease shall be reasonably derivative from any draft of CC&R's delivered to Tenant before such execution date, and in no event will any future CC&R's impair the right of Tenant to use the Premises for the uses permitted under paragraph
8.1. No change in the Base Buildings will occur after the design process for the Tenant Improvements has commenced, without Landlord's written approval.

                          (d) "Tenant Improvements" will consist of all fixed
Tenant improvement work shown on the Plans including but not limited to all interior walls, heating/ventilating/air conditioning systems, architecture and engineering fees, building permit fees and general contractor fees associated with the Tenant Improvements. Tenant will furnish an emergency generator from Tenant's existing facility and Tenant shall provide all fixtures, furnishings and equipment not expressly shown as Landlord-provided on the Plans, including, without limitation, the air conditioning for the telephone/computer room.



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                          (e) Upon completion of the process described above,
Landlord shall submit the Plans to the City of Tucson for approval. If the City of Tucson review process necessitates material changes in the Plans, Landlord will notify Tenant promptly and Tenant shall deliver to Landlord Tenant's written comments on such changes within five (5) days after Landlord has notified Tenant. Landlord and Tenant shall have the right to approve any such material changes in the Plans.

                          (f) Landlord shall provide Tenant with an allowance
(the "Allowance") for Tenant Improvements not to exceed $28.00 per square foot in the Improvements as reasonably calculated by Landlord. At the very earliest practicable date Landlord will provide Tenant with written notice of the estimated if not final square footage of the Improvements so that Tenant has a reasonable cost guideline to work with. If the actual cost of the Tenant Improvements exceeds the Allowance, the excess will be amortized over the ten-year Term of this Lease at 9% interest and shall be added to monthly Rent. If the actual cost of the Tenant Improvements is less than the Allowance, Tenant will receive a credit against monthly Rent equal to 60% of the actual cost reduction.

         Example:

         If the Tenant Improvements are constructed at $30/sq. ft. over the 70,000 sq. ft. (approx.) comprising Phase II, the rental rate will increase from $0.7475 to $0.7728, or an increase of $1,773.46 per month ($2 x 70,000 = 140,000, amortized over 10 years at 9%).

         Example:

         If the Tenant Improvements are constructed at $26/sq. ft. over the 70,000 sq. ft (approx.) comprising Phase I, the rent credit would be $84,000 ($2 x 70,000 = 140,000 x 60% = 84,000), credited against the rent due for the first two (2) months.

                          (g) After Landlord and Tenant have completed the
foregoing process and reached agreement in writing, Landlord shall meet all conditions of zoning and obtain the necessary permits and commence and diligently proceed to complete at its sole cost and expense, through reputable contractors of Landlord's choice, the construction of the Improvements in a good and workmanlike manner substantially as described in the Plans, and provide all necessary transportation, labor, materials, tools, implements and appliances required to construct the Improvements. Notwithstanding the provisions of the Outline Specifications or the Plans, Landlord may make reasonable substitutions and other "value engineering" changes so long as the substitutions or changes result in Improvements capable of at least equal performance. Landlord shall promptly inform Tenant of any substitutions and changes. Tenant may protest any proposed substitution that is likely to lower the quality of the Improvements. Landlord and Tenant will collaborate promptly with each other to eliminate any dispute over substitutions. Landlord will be required to provide no improvements other than the



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Improvements described in the Plans, subject only to those changes mutually approved by Landlord and Tenant in writing.

                          (h) Landlord and Tenant recognize that the process of
designing and constructing the Improvements may result in additional cost to Landlord and require an adjustment of the Rent payable by Tenant inasmuch as the process will be devoted to Tenant's particular needs. The cost of any material change or addition to the site or the shell Base Building components of the Improvements described in the Outline Specifications, or any material change in the scope or quality thereof, including the additional costs to Landlord resulting from change orders to the general contract(s), together with the associated costs of the contractors' general conditions, shall result in an increase in the Rent. If such adjustment becomes necessary, Landlord will recalculate the Rent and promptly provide Tenant with new Rent figures for the Premises with such detail and other back-up information as may reasonably be requested by Tenant to fairly demonstrate the basis for such an adjustment, to which Tenant's approval shall not be unreasonably withheld. Landlord and Tenant will collaborate promptly with each other to eliminate any dispute over recalculation of the Rent. The adjustment sum will be amortized over the ten-year Term of this Lease at nine percent (9%) interest and shall be added to monthly Rent.

                          (i) Landlord is making no express or implied
warranties to Tenant regarding the condition of the Premises or the Improvements excepting only those express warranties set forth in this Lease. Tenant acknowledges that Landlord will be utilizing the professional services of an architect and a general contractor and although Landlord is making no representations or warranties other than the express warranties set forth in this Lease, Landlord will provide Tenant with the benefits of any standard warranty that Landlord receives on building components, as well as the ten (10) year manufacturers' warranty/bond on the roof membrane (the cost of which Tenant shall pay to Landlord before taking possession of the Premises). Tenant acknowledges that some or all of these warranties require ongoing maintenance of building components for the warranties to remain valid, and Tenant agrees to discharge all maintenance required by the terms of any warranties and to enter into the appropriate service agreements at Tenant's sole expense. Notwithstanding the foregoing, Tenant shall also have the benefit of any express or written warranty provided by any architect, contractor, subcontractor or supplier (a "Provider") providing services, labor, materials, supplies and equipment for the Improvements, as well as any other warranty available to Tenant under applicable law, excepting only any implied warranty of habitability or fitness for any particular purpose, which implied warranty, if any, Tenant hereby disclaims as to Landlord but reserves as to all Providers.

                  Notwithstanding anything to the contrary in the preceding paragraph, Landlord expressly warrants to Tenant that the Improvements will be constructed in compliance with applicable laws and building codes, subject to the time requirements for assertion of claims set forth in other paragraphs of this Lease.



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                  3.3. COMMENCEMENT DATE. The Term of this Lease shall commence on the earlier of (the "Commencement Date") (i) the date on which Tenant takes possession of the first sub-phase of Phase I of the Premises to conduct its business (for a purpose other than fixturization or fit-up), or (ii) the day on which a temporary certificate of occupancy (or equivalent approval of completion) has been issued for the first sub-phase of Phase I of the Premises by the appropriate governmental agency, whereupon such sub-phase shall be deemed "Ready for Occupancy." The Commencement Date shall not, under any circumstances, occur before September 1, 1998. Each of the sub-phases of Phase I and the entirety of Phase II shall be deemed Ready for Occupancy the day on which a temporary certificate of occupancy (or equivalent approval of completion) has been issued for such sub-phase or Phase II by the appropriate governmental agency. For a phase or sub-phase to be considered "Ready for Occupancy" any required parking spaces shall then be available for Tenant's use. Each certificate of occupancy may contain stipulations and conditions so long as it permits Tenant to take occupancy of a given sub-phase or phase of the Premises and use such sub-phase or phase of the Premises for all of the purposes contemplated by this Lease. Landlord and Tenant shall execute, as soon as determinable, a written statement specifying (a) the Commencement Date and/or
(b) the termination date of this Lease, which, when executed, will become part of this Lease.

                  3.4. DELIVERY. Delivery of Phase I of the Premises Ready for Occupancy will occur in three (3) successive sub-phases consisting of the following Improvements, on the following dates:

                  First sub-phase:     a 65,000 sq. ft. shell Base Building, 650
                                       paved parking spaces, and approximately
                                       37,000 sq. ft. of contiguous Tenant
                                       Improvements, including an approximately
                                       2,000 sq. ft. computer room and
                                       approximately 500 telemarketing call
                                       stations, or such fewer number of
                                       stations as may be determined by Tenant's needs (as to which Tenant will notify
                                       Landlord on or before April 15, 1998), or by area constraints: September 1, 1998

                  Second sub-phase:    approximately 28,000 sq. ft. of Tenant
                                       Improvements: September 30, 1998

                  Third sub-phase:     5,000 sq. ft. common entryway and lobby:
                                       October 15, 1998

In addition, Landlord will make every reasonable effort to have the first sub-phase shell (including the computer room) ready for Tenant fit-up by August 1, 1998, provided that Landlord shall have no liability to Tenant if notwithstanding Landlord's reasonable efforts Landlord is unable to meet this schedule.



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                  On or before April 30, 1998, Tenant shall notify Landlord in writing of the date by which Tenant desires Phase II of the Premises, consisting of a 65,000 sq. ft. shell Base Building, an additional 450 paved parking spaces and related Tenant Improvements, to be delivered to Tenant Ready for Occupancy, which shall occur no earlier than May 1, 1999, and no later than September 1, 1999 (the "Phase II Delivery Date").

                  In addition, Landlord will make every reasonable effort to have the Phase II shell Base Building and 450 paved parking spaces ready for Tenant fit-up seventy-five (75) days prior to the Phase II Delivery Date, provided that Landlord shall have no liability to Tenant if notwithstanding Landlord's reasonable efforts Landlord is unable to meet this schedule.

                  Notwithstanding any provision in this Lease to the contrary, each scheduled date of delivery and any other scheduled date of performance by Landlord under this paragraph 3.4 shall be extended one (1) day for each day of Tenant Delay and one (1) day for each day of delay caused by Force Majeure. "Tenant Delay" shall mean any delay in Landlord's commencement or completion of Improvements that occurs as a result of: (i) any request by Tenant either that Landlord perform any work in addition to that required under the Plans or that Landlord delay commencement or completion of the Improvements for any reason including, without limitation, time for contractor, subcontractor, supplier or materialman performance arising out of a change order or a material change in the Plans or the Improvements requested by Tenant, (ii) any material change by Tenant to the Plans after final approval thereof, (iii) any failure of Tenant to respond to any request for approval required hereunder within the time period specified for such response or, where no specific response time is specified, within a reasonable period of time after the request, (iv) any delay in Landlord's construction of the Improvements caused by Tenant's interference with Landlord's work or Tenant's activities in the Premises, or (v) any other act or omission of Tenant or an Event of Default by Tenant under this Lease that effectively delays commencement or completion of the Improvements. If loss of schedule time due to Tenant Delay reasonably can be avoided by Tenant's own action within twenty-four (24) hours after receipt of notice of the problem from Landlord, Tenant Delay in such instance will not be incurred until Landlord gives Tenant such notice, unless an emergency or other highly compelling circumstances obviate the necessity of notice. Force Majeure shall have the meaning ascribed to it in paragraph 42, except that for purposes of this paragraph, Force Majeure will not include Landlord's failure to meet applicable zoning conditions to the development and use of the Premises as contemplated by Landlord and Tenant. The parties acknowledge that Landlord has accrued, as of April 7, 1998, eight (8) days of Force Majeure credit due to weather-caused delays prior to that date, which Landlord may use, at Landlord's election, to extend the scheduled dates of delivery and performance under this paragraph 3.4 for Phase I.

                  If any sub-phase of Phase I is not Ready for Occupancy, or if Phase II is not Ready for Occupancy, by the respective date(s) set forth above for any reason other than (i) Tenant Delay or (ii) Force Majeure, Tenant's sole and exclusive



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remedy shall be a credit against Rent next coming due under this Lease equal to the sum of (a) any bona fide "holdover" penalty that Tenant is required to pay, and demonstrates that it has paid, to its present landlord because of Tenant's inability to vacate its present premises, or some portion thereof, and take scheduled occupancy of the Improvements, and (b) any expenses or charges actually incurred by Tenant as a result of the delayed delivery of the Premises, excluding loss of profits and other special or consequential damages. The term "holdover" penalty is defined as the difference between (iii) Tenant's then base rent at its present facility and (iv) any additional rent imposed on Tenant under its present lease due to Tenant's failure to vacate its present premises on schedule.

                  Notwithstanding anything to the contrary in this Lease, other than Tenant Delay, Tenant shall have the right in its sole and absolute discretion, and for its sole and exclusive remedy, to terminate this Lease if the first sub-phase of Phase I of the Premises is not Ready for Occupancy by December 31, 1998.

                  3.5. EARLY ENTRY. Landlord shall permit Tenant to enter the Premises prior to the Commencement Date for the purpose of placing on the Premises furniture, fixtures, wire, cabling and equipment earlier approved by Landlord in writing and any improvements and alterations permitted under paragraph 9.5.

                  If Tenant does enter the Premises prior to the Commencement Date, Tenant shall procure and maintain insurance policies required pursuant to paragraph 10 and provide written indemnification to Landlord in form reasonably acceptable to Landlord prior to such entry. Landlord and Tenant shall carefully coordinate their respective efforts so as not to interfere with the objectives of paragraphs 3.2 and 3.4. Entry by Tenant shall be made so as to comply in all respects with paragraph 9.5 and the other provisions of this Lease, all applicable ordinances, regulations and requirements of the City of Tucson, any applicable CC&R's, and in such a manner so as not to interfere with Landlord or Landlord's contractors in the performance of the construction work contemplated hereby. Tenant shall not use the Premises for the storage of inventory or otherwise commence business without the express prior written consent of Landlord. Landlord shall not be responsible for repainting or cleaning the Improvements as a result of any damage or wear resulting from Tenant's early entry.

         4. RENT; OTHER CHARGES.

                  4.1. MONTHLY RENT. Subject to the qualification in the following subparagraph, Tenant shall pay to Landlord rent ("Rent") for the Premises monthly payments, in advance, without deduction, off-set or demand, on the first (1st) day of each month of the Term hereof at the rates set forth below. Rent for any period during the Term hereof which is for less than one month shall be a pro rata portion of the monthly installment based upon a thirty
(30) day month. Rent shall be payable in lawful money of the United States to Landlord at the address stated herein or to such other persons or at such other places as Landlord may designate by written notice to Tenant from time to time.



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                  Rent for each phase or sub-phase of the Premises shall
commence upon, but not before, the earlier of (a) Tenant's taking possession of such phase or sub-phase to conduct its business (for a purpose other than fixturization or fit-up), or (b) Landlord's delivery of such phase or sub-phase Ready for Occupancy. If Tenant elects, pursuant to paragraph 3.4, to defer taking possession of Phase II until a date subsequent to May 1, 1999, Tenant shall nevertheless pay rent thereon to Landlord as compensation for Landlord's holding the space, commencing on May 1, 1999, at a rate equal to twenty percent (20%) of the scheduled Rent for Phase II until Tenant starts to pay Rent for Phase II, which shall occur no later than September 1, 1999.

                  Monthly Rent payable by Tenant to Landlord for the initial ten
(10) year Term of this Lease shall be calculated as follows:

                      Months 1 - 48:    $0.7475/sq. ft. NNN
                                        ("Initial Rate")

                      Months 49 - 96:   No less than the Initial Rate, subject
                                        to increase effective at month 49 in
                                        accordance with paragraph 4.2 ("First
                                        Adjusted Rate")

                      Months 97 - end   No less than the First Adjusted
                      of initial Term:  Rate, subject to increase
                                        effective at month 97 in accordance
                                        with paragraph 4.3 ("Second Adjusted
                                        Rate")

For purposes of calculating Rent payable by Tenant to Landlord during the entire Term of this Lease (including the Renewal Terms), Landlord and Tenant hereby agree that the Premises shall be deemed to contain 135,000 square feet, subject to increase by expansion under paragraph 47 below. Notwithstanding the foregoing, square footage (and the resultant Rent calculations) shall be based on the final Plans (measurements to extend to the outside of exterior walls) once completed.

                  4.2. FIRST ADJUSTED RATE. The Rent payable by Tenant to Landlord during months 49-96 of the Lease shall be no less than the Initial Rate increased (but not decreased) by a factor equal to the cumulative percentage increases in the U.S. Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Consumers (Tucson, Arizona, region) (All items; 1982-84 = 100) (the "Consumer Price Index") occurring between the Commencement Date and the forty-ninth (49th) month of this Lease, not to be less than one percent (1%) nor to exceed four percent (4%), per year.

                  4.3. SECOND ADJUSTED RATE. The Rent payable by Tenant to Landlord during months 97-120 of the Lease shall be no less than the First Adjusted Rate increased (but not decreased) by a factor equal to the cumulative percentage increases in



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the Consumer Price Index occurring between the forty-ninth (49th) month of this
Lease and the ninety-seventh (97th) month of this Lease, not to be less than one percent (1%) nor to exceed four percent (4%), per year.

                  4.4. RENTAL TAXES. Tenant further agrees to pay to Landlord with Rent, or at any other time during or after the Term of this Lease within thirty (30) days after Landlord's demand therefor, at Landlord's election, any excise, sales or transaction privilege tax imposed or levied by any government or governmental agency upon Landlord on account of this Lease, Rent paid hereunder by Tenant or any other payments made or obligations discharged or benefits conferred by Tenant hereunder, including without limitation, payments of Tenant's Proportionate Share of the expenses, if any, under paragraph 5, Real Property Tax under paragraph 6, and the costs of insurance under paragraph 10. Tax calculations will be subject to applicable changes in local and state tax ordinances.

                  4.5. PROPORTIONATE SHARE. Tenant's Proportionate Share of the expenses under paragraph 5, if any, Real Property Tax under paragraph 6, and the costs of insurance under paragraph 10, to be paid by Tenant to Landlord, as additional rent, shall be one hundred percent (100%).

         5. COMMON CHARGES; LEGAL COMPLIANCE; ESTIMATED PAYMENTS. Tenant shall pay to Landlord as additional rent, which shall be due within thirty (30) days after demand, any fee, charge or other assessment against the Premises or any portion thereof that is levied or assessed pursuant to any property owners' association, CC&R's or similar authority, or any fee, charge or other assessment against the Premises or any portion thereof that represents a fair and equitable percentage of the cost of repair, maintenance, upkeep, and replacement (including periodic resurfacing) of any road, street, amenity or common area directly serving the Premises. Landlord will provide Tenant with prior notice of the amount and due dates of potential charges under this paragraph as soon as possible after the information is available to Landlord. Landlord will also make every reasonable effort to provide Tenant with prior notice of the work to be done, which shall be reasonable under the circumstances, but Landlord's good faith failure to give this notice does not relieve Tenant of its payment obligation for the reasonable fee, charge or other assessment due.

                  Tenant shall also pay to Landlord as additional rent, which shall be due within thirty (30) days after demand, the yearly amortization of capital costs incurred by Landlord for improvements or structural repairs to the Premises required to comply with any laws, rules or regulations of any governmental authority having jurisdiction over the Premises which are enacted after the Commencement Date of this Lease, or with any changes in laws, rules or regulations of any governmental authority having jurisdiction over the Premises which existed on the Commencement Date, but which were enacted or come into effect after the Commencement Date, or the application of either, which shall be amortized over the useful life of such improvements or repairs, as reasonably estimated by Landlord.



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                  Landlord at its option may invoice Tenant on a monthly,
quarterly or other periodic basis for Tenant's Proportionate Share of the expenses under paragraph 5, if any, Real Property Tax under paragraph 6, and the cost of insurance under paragraph 10, based on Landlord's good faith estimate of such charges. Tenant will pay the invoiced sum(s) to Landlord within thirty (30) days after Tenant receives the invoice(s). Within ninety (90) days after the end of each calendar or fiscal year, whichever period permits the greatest accuracy in recapitulation, estimated charges will be reconciled with actual charges, and within thirty (30) days following Landlord's delivery of a reconciliation to Tenant, Landlord shall pay to Tenant, or Tenant to Landlord, as the case may be, the difference between such actual and estimated charges. On reasonable prior notice to Landlord, Tenant shall have the right to audit Landlord's books with respect to common charges within twelve (12) months of Tenant's receipt of final reconciliation. If the audit discloses an overcharge of five percent (5%) or more, Landlord will pay for Tenant's reasonable audit fees and promptly refund to Tenant any overcharge. At least thirty (30) days before Tenant takes possession of any portion of the Premises, Landlord will deliver to Tenant a good faith estimate prepared by Landlord of the charges Tenant will be required to pay under this Lease and will deliver to Tenant thereafter from time to time at periodic intervals, but no more frequently than twice per calendar year, a revised estimate of the charges.

         6. TAXES.

                  6.1. PAYMENT OF TAXES. Within thirty (30) days after demand by Landlord, Tenant shall pay to Landlord, as additional rent, Tenant's Proportionate Share of the Real Property Tax, as defined in paragraph 6.2, applicable to the Premises during the Term of this Lease. If any such taxes shall cover any period of time prior to or after the expiration of the Term, Tenant's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Landlord shall reimburse Tenant to the extent required.

                  6.2. DEFINITION OF "REAL PROPERTY TAX". As used herein, the term "Real Property Tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Premises, as against Landlord's right to rent or other income therefrom. The term "Real Property Tax" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "Real Property Tax," or (ii) the nature of which was hereinbefore included within the definition of "Real Property Tax", or (iii) which is imposed by reason of this transaction, any modifications or changes hereto or any transfers hereof. The term "Real Property Tax" shall also include the reasonable cost to Landlord of any tax protest conducted by Landlord that results in a decrease in the Real Property Tax, but only to the extent that Tenant benefits from the decrease. The term "Real Property Tax" shall not



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include (a) inheritance or estate taxes imposed upon the Premises or any portion thereof, (b) federal, state or local income taxes imposed upon Landlord, and (c) late payment charges or other penalties.

                  6.3. JOINT ASSESSMENT. Until the Premises are a separately assessed tax parcel, Tenant's liability under paragraph 6 shall be a fair and equitable proportion of the Real Property Tax for all of the land and improvements included within the tax parcels assessed, such proportion allocable to the Premises to be reasonably determined by Landlord from the valuations assigned in the assessor's work sheets or other reliable information. Landlord will make every reasonable effort to cause the Premises to become a separately assessed tax parcel at the earliest possible date.

                  6.4. PERSONAL PROPERTY TAXES.

                          (a) Tenant shall pay prior to delinquency all taxes
assessed against and levied upon trade fixtures, furnishings, furniture, equipment and all other personal property of Tenant contained in the Premises or elsewhere. When possible, Tenant shall cause such trade fixtures, furnishings, furniture, equipment and all other personal property to be assessed and billed separately from the Premises.

                          (b) If any of Tenant's personal property shall be
assessed with the Premises, Tenant shall pay Landlord the taxes attributable to Tenant within thirty (30) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant's property, accompanied by reasonable supportive documentation of the taxes.

                  6.5. TAX PROTEST. If Tenant desires to have the Real Property Tax protested, Tenant shall notify Landlord at least sixty (60) days prior to any deadline to protest the Real Property Tax. At Landlord's option Landlord may elect to protest the Real Property Tax itself, in which event Landlord shall diligently pursue such protest, the reasonable cost of which shall be charged to Tenant and payable to Landlord within thirty (30) days after Landlord's demand therefor, or Landlord may elect to permit Tenant to protest the Real Property tax at Tenant's sole expense. If required by law, the Real Property Tax shall be paid under protest and in the lawfully prescribed manner to preserve the right of protest. Landlord and Tenant shall cooperate one with the other in conjunction with any protest of the Real Property Tax. Nothing in this paragraph shall relieve Tenant of its obligation to pay to Landlord the Real Property Tax required under this Lease when due. In any event, Landlord shall always have the right to protest the Real Property Tax at its sole expense.

         7. INTENTIONAL DELETION

         8. USE; COMPLIANCE WITH LAW; ENVIRONMENTAL; CONDITION.

                  8.1. USE. The Premises shall be used and occupied only for (a) general office and telemarketing purposes (and related activities) and (b) such other similar purposes as may be approved by Landlord in writing, which approval shall not be unreasonably withheld; provided, however, that all uses of the Premises must be lawful, shall be in compliance with all applicable zoning regulations, codes, stipulations and conditions, as well as any CC&R's, shall be compatible with Landlord's overall development, of which the Premises are a part, and shall not result in, nor have a reasonable likelihood of resulting in, the release or discharge of contaminants, pollutants or hazardous substances or wastes or give rise to cleanup or other liabilities or obligations under the environmental laws. The Premises shall not, however, be used for manufacturing purposes without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion for any reason. It is Tenant's responsibility to comply with all applicable zoning ordinances or other ordinances, regulations, requirements, stipulations, covenants and restrictions affecting Tenant's use or occupation of the Premises.

                  8.2. COMPLIANCE WITH LAW.

                          (a) Landlord warrants to Tenant that the Premises, in
their state existing on the Commencement Date, but without regard to the specific use for which Tenant will use the Premises, does not materially violate any covenants or restrictions of record, or any applicable zoning or building code in effect on the Commencement Date. In the event it is determined that this warranty has been materially violated and such violation will adversely affect Tenant's actual use and enjoyment of the Premises, or put Tenant to expense, of which Tenant must give Landlord written notice within one (1) year after the Commencement Date, then it shall be the obligation of Landlord, after written notice from Tenant, to promptly, at Landlord's sole cost and expense, rectify any such violation to the extent necessary to facilitate Tenant's use and enjoyment of the Premises.

                          (b) Except as provided in paragraph 8.2(a), Tenant
shall, at Tenant's expense, comply promptly with all applicable laws, statutes, ordinances, rules, regulations, orders, covenants, restrictions of record, insurance underwriters' requirements, and all other requirements in effect during the Term or any part of the Term, present or future, regulating Tenant's operation on and occupancy and use of the Premises. Tenant shall not use the Premises, including placing loads upon any floor or wall, in a manner for which the Premises were not designed, engineered or constructed. Tenant shall not place a load upon any floor or wall exceeding the load per square foot (or other applicable unit) area which such floor or wall was designed to carry and/or which is prescribed by any law or regulation in existence during the Term of this Lease. Tenant shall not use nor permit the use of the Premises in any manner that will tend to create waste or a nuisance or, if there shall be more than one tenant in the building containing the Premises, shall offend, annoy or disturb such other tenants. Tenant shall not cause the Premises to fall out of compliance with the Americans with Disabilities Act (the Premises at Landlord's expense shall be in compliance with the Americans with Disabilities Act at the Commencement Date excepting only any noncompliance resulting from design or other error caused by Tenant or its own agents or consultants). The Premises, this Lease and Tenant's use of the Premises shall at all times during this Lease be subject to and in full compliance with any CC&R's now or later in force against the Premises.

                 8.3. ENVIRONMENTAL.

                          (a) The terms "Environmental Law" and "Environmental
Laws" include all current and future federal, state and local environmental laws, statutes, rules, regulations and ordinances, as the same may be amended and modified from time to time, including but not limited to, common law, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA"), the Toxic Substances Control Act ("TSCA"), and also including, but not limited to, any current or future law, statute, rule, regulation or ordinance (whether federal, state or local) regulating, protecting, preserving, or concerning the environment (including air, soil, subsoil, water, ground water, land use or operations).

                          (b) The terms "Hazardous Substance" and "Hazardous
Substances" include any and all hazardous substances, hazardous wastes, hazardous materials, regulated substances, toxic substances, pesticides, fungicides, rodenticides, petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, urea formaldehyde foam insulation, flammable items, explosives, radioactive materials, paints, solvents, lead, cyanide, DDT, printing inks, acids, ammonia compounds and other chemical products, PCBs and similar compounds, and any other products or materials which may have adverse effects on the environment or the health and safety of persons, and any and all other substances, wastes, pollutants, contaminants and materials regulated or controlled in any manner by any Environmental Law.

                          (c) Tenant shall not cause or permit any Hazardous
Substance to be generated, produced, brought upon, transported to or from, used, stored, recycled, treated or disposed of in or about the Premises by Tenant, its agents, employees, contractors, sublessees or invitees without the prior written consent of Landlord, except for reasonable amounts of standard office products (e.g., toner) and cleaning materials used in the ordinary course by Tenant, in all events in full compliance with applicable Environmental Laws. Landlord shall be entitled to take into account such factors as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant's proposed activity with respect to Hazardous Substances, and to require appropriate safeguards and other protection. Landlord shall not unreasonably withhold its written consent to Tenant's use of substances which may qualify as Hazardous Substances but which are incidental to Tenant's use of the Premises and which can be used safely without risk to the environment and which shall be used in full compliance with applicable Environmental Laws. Notwithstanding any provision herein to the contrary, Tenant may use and operate the emergency generator referred to in paragraph 3.2(d) and the associated diesel engine and diesel tank so long as such use and operation are in full compliance with any applicable Environmental Laws. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks or containers on the Premises, or to any use, activity, or practice which may pose an environmental risk to, and/or result in the release, spill, discharge, or disposal of Hazardous Substances in, upon, under, or about the Premises, or adjacent property (including but not limited to the air or the ground water). Tenant shall not, and Tenant shall ensure that Tenant's agents, employees, contractors, sublessees and invitees shall not, release, spill, discharge, or dispose of any Hazardous Substance in, upon, under, or about the Premises, or adjacent property (including but not limited to the air or the ground water). Tenant shall not install nor permit to be installed on or in the Premises any substance containing asbestos and determined to be hazardous by any governmental authority or any friable asbestos. If any such substance or any friable asbestos is determined to be in or on the Premises as a result of the actions of Tenant, Tenant shall promptly comply with any applicable Environmental Laws (which may or may not require removal of the material), at Tenant's expense, and Landlord shall have the same obligation if asbestos is in or on the Premises as a result of the actions of Landlord including without limitation construction of the Improvements.

                          (d) Tenant shall fully comply with, and cause its
agents, employees, contractors, sublessees, and invitees to fully comply with all Environmental Laws with respect to their use of the Premises. Tenant shall obtain, comply with, and provide Landlord with copies of all permits required in connection with Tenant's use of the Premises or by any Environmental Law, if any.

                          (e) Landlord or its agents may enter the Premises at
all reasonable times upon not less than forty-eight (48) hours advance notice to inspect and conduct tests in order to monitor Tenant's compliance with all applicable Environmental Laws and the provisions of this paragraph 8.3. In the absence of an emergency Landlord and its agents shall schedule any inspection or testing of the Premises in a way to minimize interference with Tenant's operations on the Premises.

                          (f) Tenant shall promptly notify Landlord of any of
the following:

                                   (i) Any emission, spill, release, or
discharge into the environment of any Hazardous Substances.

                                   (ii) Any correspondence or communication to
Tenant or its agents from any governmental agency or board regarding the presence or suspected presence of Hazardous Substances on the Premises or regarding the application of the Environmental Laws to the Premises or Tenant's activities on the Premises.

                                   (iii) Tenant's knowledge of any circumstances
reasonably likely to give rise to a claim that Tenant, Landlord, or the Premises may be in violation of the Environmental Laws.

                                   (iv) Any change in Tenant's activities on the
Premises that will change or is reasonably likely to change Tenant's or Landlord's obligations or liabilities under the Environmental Laws.

                          (g) Tenant shall indemnify, defend and hold Landlord
and Landlord's shareholders, directors, officers, partners, members, agents, employees, and affiliates, and their respective successors and assigns, harmless, through counsel reasonably acceptable to Landlord, for, from, and against all costs, expenses, claims (including, without limitation, toxic-tort or third-party claims), damages, actions, liabilities, suits, investigations, judgments, impositions, clean-up and remediation costs (including without limitation, costs of removing transformers or other equipment which contain polychlorinated biphenyls, underground storage tanks and asbestos or asbestos-containing materials and the costs of cleaning any contaminated drywells), "super priority" liens, fines (civil or criminal) and penalties of every nature, whatsoever, including without limitation, related attorneys' fees and expenses incurred by Landlord and Landlord's shareholders, directors, officers, partners, members, agents, employees, and affiliates, and their respective successors and assigns, directly or indirectly, by reason of Tenant's breach of any provision of this paragraph 8.3, or by reason of any violation of, or noncompliance with, or the application of, any Environmental Law, by, or by reason of the acts or omissions of, Tenant or its agents, employees, contractors, sublessees, or invitees, or the use and occupation of the Premises by any of them (but excluding the acts and omissions of Landlord or its agents, employees, contractors, sublessees, or invitees) in, upon, about, or under the Premises, including but not limited to a release, spill, discharge or disposal of a Hazardous Substance. This indemnification by Tenant shall include, without limitation, all costs of any investigation, monitoring, removal, restoration, abatement, repair, clean up, detoxification or other ameliorative work required by any governmental agency or Environmental Law. The provisions of this paragraph 8.3 shall survive the expiration or termination of this Lease, termination of Tenant's occupancy of the Premises, or Tenant's abandonment or vacation of the Premises.

                          (h) Landlord shall indemnify, defend and hold Tenant
and Tenant's shareholders, directors, officers, partners, members, agents, employees, and affiliates, and their respective successors and assigns, harmless, through counsel reasonably acceptable to Tenant, for, from, and against all costs, expenses, claims (including, without limitation, toxic-tort or third-party claims), damages, actions, liabilities, suits, investigations, judgments, impositions, clean-up and remediation costs (including without limitation, costs of removing transformers or other equipment which contain polychlorinated biphenyls, underground storage tanks and asbestos or asbestos-containing materials and the costs of cleaning any contaminated drywells), "super priority" liens, fines (civil or criminal) and penalties of every nature, whatsoever, including without limitation, related attorneys' fees and expenses incurred by Tenant and Tenant's shareholders, directors, officers, partners, members, agents, employees, and affiliates, and their respective successors and assigns, directly or indirectly, by reason of a release, spill, discharge, or disposal of a Hazardous Substance by Landlord or its agents, employees, subcontractors, or invitees, in, upon, about, or under the Premises which occurs prior to the Commencement Date, or by reason of Landlord's own storage or treatment of a Hazardous Substance in, upon, about, or under the Premises or violation of, or noncompliance with, any Environmental Law, but excluding the acts and omissions of Tenant or its agents, employees, contractors, sublessees, or invitees including, without limitation, any release, spill, discharge or disposal of a Hazardous Substance by Tenant or its agents, employees, contractors, sublessees, or invitees. This indemnification by Landlord shall include, without limitation, all costs of any investigation, monitoring, removal, restoration, abatement, repair, clean up, detoxification or other ameliorative work required by any governmental agency or Environmental Law. The provisions of this paragraph 8.3(h) shall survive the expiration or termination of this Lease.

                          (i) Landlord is currently updating a Phase One
Environmental Site Assessment on the Premises and will deliver a copy of the updated assessment to Tenant once the assessment is available.

                 8.4. CONDITION OF PREMISES.

                          (a) Landlord shall deliver the Premises to Tenant
clean and free of debris on the Commencement Date (subject to any damage caused by Tenant during any early entry under paragraph 3.5) and Landlord further warrants to Tenant that the plumbing, lighting, electrical, mechanical and life safety systems, air conditioning, heating and loading doors in the Premises shall be in good operating condition on the Commencement Date. In the event that it is determined that this warranty has been violated, unless Tenant has caused the problem, then it shall be the obligation of Landlord, after receipt of written notice from Tenant setting forth with specificity the nature of the violation, which Landlord must receive within one (1) year after the Commencement Date, to promptly, at Landlord's sole cost, rectify such violation. Tenant's failure to give such written notice to Landlord within such one-year period shall cause the conclusive presumption that Landlord has complied with all of Landlord's obligations hereunder.

                          (b) Except as otherwise provided in this Lease, Tenant
hereby accepts the Premises in the condition existing as of the Commencement Date subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises and any CC&R's, and accepts this Lease subject thereto and to all matters disclosed thereby. Tenant acknowledges that neither Landlord nor Landlord's agent has made any representation or warranty or other promise as to the suitability of the Premises for the conduct of Tenant's business other than as set forth in the express provisions of this Lease.

                          (c) Notwithstanding any provision in this Lease to the
contrary, all punchlist items will be rectified by Landlord within thirty (30) days after Tenant takes possession of the particular sub-phase or phase in question, provided that if Landlord requires additional time to rectify any item that cannot be rectified within thirty (30) days, notwithstanding Landlord's reasonable diligence, Landlord shall have a reasonable period of time thereafter to rectify such item. Notwithstanding any provision in this Lease to the contrary, Tenant will not be liable for material structural latent defects, which will remain the obligation of Landlord at Landlord's expense during the Term.

         9. MAINTENANCE, REPAIRS AND ALTERATIONS.

                  9.1. TENANT'S OBLIGATIONS. Excepting only Landlord's obligations under paragraph 9.4, Tenant shall maintain, replace, and keep in good order, condition and repair, the interior and exterior of the Premises, and every part thereof, (whether or not the need for such repairs occurs as a result of Tenant's use, the elements or the age of such portion of the Premises) including, without limiting the generality of the foregoing, the maintenance, repair and replacement of all plumbing, heating, air conditioning, ventilating, electrical, lighting facilities and equipment within the Premises, fixtures, walls (interior), ceilings, floors, windows, doors, plate glass and skylights located within the Premises, and all loading docks and areas, landscaping, driveways and parking lots (including periodic resurfacing), fences and signs located on the Premises. Tenant shall also be responsible for regular painting of the exterior and the interior of the Improvements. Tenant shall, at all times throughout the Term, including all renewals and extensions, and at its sole expense, subject to paragraph 9.4 below and the second paragraph of paragraph 5 above, keep and maintain the interior and the exterior of the Premises in a clean, safe, orderly, sanitary and first class condition in compliance with all applicable laws, codes, ordinances, rules and regulations, free of any accumulation of dirt and rubbish, and Tenant shall arrange its own trash removal. Tenant shall also be responsible for the routine and ordinary service and maintenance of the roof (including reasonable preventive care, but excluding capital repairs/replacements). Tenant is free to use its own professional management or facilities management in its maintenance of the Premises so long as the quality thereof is in keeping with Tenant's obligations to Landlord under this Lease.

                  9.2. SURRENDER. On the last day of the Term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as when received, ordinary wear and tear, nonstructural alterations, approved structural alterations and damage which is Landlord's obligation to repair excepted, clean and free of damage or debris. Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant's trade fixtures, furnishings and equipment. Notwithstanding anything to the contrary otherwise stated in this Lease, Tenant shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing, loading doors and fencing on the Premises in good operating condition.

                  9.3. LANDLORD'S RIGHTS. If Tenant fails to perform Tenant's obligations under this paragraph, or under any other paragraph of this Lease, Landlord may at its option (but shall not be required to) enter upon the Premises or take other appropriate action after fifteen (15) days prior written notice to Tenant and Tenant's failure to cure (except in the case of urgency, in which case no notice shall be required), perform such obligations on Tenant's behalf and put the same in good order, condition and repair, or take other appropriate action, and the cost thereof, together with interest thereon at two points over the Bank of America prime rate announced from time to time, shall become due and payable on demand as additional rental to Landlord.

                  9.4. LANDLORD'S OBLIGATIONS. Notwithstanding paragraph 9.1, Landlord shall, at its sole cost and expense, repair and maintain only the roof structure, the structural floor and foundations, and the exterior structural walls (excluding painting) in good order and repair, except that Tenant shall repair and pay for any damage thereto caused by Tenant or Tenant's employees, agents or invitees, or by Tenant's default hereunder. Tenant shall immediately give Landlord written notice of any defect or need of repair after which Landlord shall have reasonable opportunity to repair same or cure such defect. Landlord's liability hereunder shall be limited to the cost of such repairs or curing such defect. Landlord shall not be liable for damage to Tenant's improvements, fixtures, inventory and equipment within the Premises. In the event of failure by Landlord to perform its covenants and obligations to repair and maintain the Premises under this paragraph 9.4, Tenant may, at its option, after ten (10) days written notice, or in an emergency, any other notice (verbal or written) that is reasonable under the circumstances, proceed to make such repairs or perform such maintenance and be reimbursed by Landlord ten (10) days after demand by Tenant. If Landlord fails to pay Tenant when due any sum owing hereunder interest at two points over the Bank of America prime rate announced from time to time shall accrue on such sum.

                  Except for the obligations, if any, of Landlord under paragraph 8.2(a), paragraph 8.3(h) and 8.4(a) (relating to Landlord's warranty), this paragraph 9.4 and paragraph 11 (relating to destruction of the Premises), Landlord shall have no obligation, in any manner whatsoever, to repair, replace and maintain the Premises or the Improvements located thereon or the equipment therein, whether structural or nonstructural, all of which obligations are intended to be that of the Tenant under paragraph 9.1 hereof. Tenant expressly waives the benefit of any statute or law now or hereinafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair, but Tenant's waiver shall not relieve Landlord of any express contractual repair obligations placed on Landlord by this Lease. Notwithstanding the foregoing, should Landlord receive any warranties or guaranties of any materials, equipment or workmanship and such warranty or guaranty is applicable to portions of the Premises for which Tenant is liable to repair and maintain as required hereunder, Landlord shall enforce such warranties to the fullest possible extent.

                  9.5. ALTERATIONS AND ADDITIONS.

                          (a) Tenant shall not, without Landlord's prior written
consent, which shall not unreasonably be withheld or delayed, make any alterations, improvements, additions or Utility Installations in, on or about the Premises, except for nonstructural alterations not exceeding $50,000 per alteration and $250,000 in cumulative costs during each year of the Term of this Lease. In any event, Tenant shall make no change or alteration to the exterior of the Premises (including without limitation expansion of the building) or to the structural or mechanical elements of the Premises or add a mezzanine or increase the useable floor area in the Premises without Landlord's prior written consent. Such alterations and additions shall not decrease the value of the Premises, or impair the structural integrity of the Premises. As used in this paragraph 9.5 the term "Utility Installation" shall mean air lines, power panels, electrical distribution systems, space heaters, air conditioning and plumbing. Landlord may require that Tenant remove any or all of said alterations, improvements, additions or Utility Installations at the expiration of the Term, and restore the Premises to their prior condition or, at Landlord's election, reimburse Landlord for the cost of such restoration. Landlord may require Tenant to provide Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of any improvements having a projected cost of $250,000 or more, to insure Landlord against any liability for mechanic's and materialmen's liens and to insure completion of the work. Landlord may impose reasonable conditions from time to time with respect to the improvements to which Landlord may consent, including without limitation, compliance with all laws, rules, Environmental Laws, regulations, ordinances and requirements of governments or governmental agencies, and the time and manner in which such work shall be accomplished. Should Tenant make any alterations, improvements, additions or Utility Installations without the prior approval of Landlord, Landlord may require that Tenant remove any or all of the same. Landlord shall have the right, when Landlord's consent is required, to approve Tenant's contractor(s), which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Tenant may relocate cubicles within the Improvements without Landlord's prior consent.

                          Notwithstanding the foregoing, Tenant may add Tenant's
communications equipment to the roof of the Premises so long as all roof-mounted equipment strictly complies with applicable CC&R's, laws and building codes. Tenant will be solely responsible for all structural and non-structural modifications required to install or remove its roof-mounted equipment. All work will be done at Tenant's expense in strict compliance with the provisions of this paragraph 9.5. Landlord shall have the right to have a representative of Landlord present at all times during such installation or removal. Landlord will have no responsibility whatsoever for the safety or well being of Tenant's roof-mounted equipment. Tenant will repair immediately any damage caused to the roof or other parts of the Premises by virtue of Tenant's installation, maintenance or removal of its roof-mounted equipment, or Tenant's other acts.

                          Prior to the commencement of any alterations,
improvements, additions or Utility Installations on the Premises, Tenant shall inquire of Landlord whether Landlord will require Tenant to remove such alterations, improvements, additions or Utility Installations at the end of the Term. Landlord shall promptly advise Tenant whether or not Landlord will require removal, and if Landlord's advice to Tenant is affirmative, then Tenant shall remove the alterations, improvements, additions or Utility Installations in question at the end of the Term at Tenant's sole expense in a manner that does not damage or destroy the Premises, or if reasonable damage to the Premises is inevitable, Tenant will take all practicable steps to minimize the damage and, in any event, will restore the Premises to the condition they were in prior to removal to the degree feasible.

                          (b) Any alterations, improvements, additions, or
Utility Installations in, or about the Premises that Tenant shall desire to make and which requires the consent of the Landlord shall be presented to Landlord in written form, with proposed detailed plans. Landlord shall have thirty (30) days to review the proposed alterations, improvements, additions or Utility Installations and related detailed plans. If Landlord shall give its consent, the consent shall be deemed conditioned upon Tenant acquiring a permit to do so from appropriate governmental agencies (if legally required), the furnishing of a copy thereof to Landlord prior to the commencement of the work and the compliance by Tenant of all conditions of the permit in a prompt and expeditious manner and compliance by Tenant with all laws, rules, regulations, recommendations and/or requirements of any government or governmental agency. In no event shall Tenant cause the Premises to fall out of compliance with such laws, rules, regulations, recommendations or requirements by virtue of Tenant's alterations, improvements, additions or Utility Installations.

                          (c) Tenant shall pay, when due, all claims for labor,
professional services and materials furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Tenant shall give Landlord not less than ten (10) days' notice prior to the commencement of any work in the Premises, and Landlord shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense defend itself and Landlord against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against Landlord or the Premises, upon the condition that if Landlord shall require (but only for disputed claims in excess of $100,000), Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to one hundred fifty percent (150%) of such contested lien claim or demand indemnifying Landlord against liability for the same and holding the Premises free from the effect of such lien or claim.

                          (d) Unless Landlord requires their removal, as set
forth in paragraph 9.5(a), all alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Tenant), which may be made on the Premises, shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Term. Notwithstanding the provisions of this paragraph 9.5
(d), Tenant's machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of paragraph 9.2, and subject to Landlord's statutory landlord's lien rights in the event of Tenant's uncured default under this Lease.

         10. INSURANCE AND INDEMNITY.

                 10.1. LIABILITY INSURANCE.

                          (a) Tenant shall, at Tenant's expense, obtain and keep
in force during the Term of this Lease and during Tenant's occupancy of the Premises a policy of comprehensive (broad form) general liability insurance with a $3,000,000 combined single limit for bodily injury, including death, and property damage, including but not limited to, contractual liability under this Lease and personal injury, covering the

Premises and Tenant's use and occupancy thereof against all claims on account of bodily injury or death and property damage occurring upon, in or about the Premises or in connection with the ownership, maintenance use and/or occupancy of the Premises and all appurtenant areas. Landlord and at Landlord's option any mortgagee of Landlord shall be named as additional insureds under the policy. The policy shall insure performance by Tenant of its indemnity provisions contained in this Lease. The limits of said insurance shall not, however, limit the liability of Tenant hereunder. Tenant shall comply with all rules, orders, directions, regulations, requirements and recommendations of the Insurance Services Office or any similar bodies and shall not do or permit anything to be done in or upon the Premises or bring upon or keep anything therein which shall increase the rates of any insurance on the Premises.

                          (b) Landlord shall, at Landlord's expense, obtain and
keep in force during the Term of this Lease and during Tenant's occupancy of the Premises a policy of general liability insurance tailored to "lessor's risk" in such form as may be underwritten in the Tucson-Arizona area with a $3,000,000 combined single limit for bodily injury, including death, and property damage.

                 10.2. PROPERTY INSURANCE.

                          (a) Landlord shall obtain and keep in force during the
Term of this Lease a policy or policies of insurance covering loss or damage to the Premises (including the Tenant Improvements) in the amount of the full replacement value thereof, excluding foundation, grading and excavation costs, as the same may exist from time to time, against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood (in the event same is required by a lender having a lien on the Premises), and special extended coverage ("all risk"), but expressly excluding earthquake coverage. Said insurance shall provide for payment of loss thereunder to Landlord or to the holders of mortgages or deeds of trust on the Premises. Landlord shall, in addition, obtain and keep in force during the Term of this Lease a policy of rental value insurance covering all of Tenant's rent and additional rent obligations under this Lease for a period of one year, with loss payable to Landlord. A stipulated value or agreed amount endorsement deleting the coinsurance provision of the policy shall be procured with said insurance. If such insurance coverage has a deductible clause, Tenant shall be liable for such deductible amount up to a maximum of $10,000. Tenant shall pay to Landlord, as additional rent, Tenant's Proportionate Share of the costs of all insurance and/or deductible required hereunder within thirty (30) days after demand by Landlord. Alternatively, Tenant shall have the option of maintaining the "all risk" insurance described in this paragraph, at Tenant's sole expense, provided all requirements in this paragraph are met. Tenant shall give Landlord at least thirty (30) days notice of its intention to do so.

                          (b) Landlord shall provide Tenant on request, with a
certificate of the property insurance coverages. If Tenant carries the insurance as permitted under paragraph (a) above, Tenant shall provide certificates of insurance to Landlord on an annual basis.

                          (c) Landlord will not insure Tenant's fixtures or
equipment, or insure Tenant's alterations or improvements and other property unless such alterations or improvements have become a part of the Premises under paragraph 9 hereof. Subject to the foregoing, Tenant shall insure its own fixtures, equipment, alterations and improvements and other property.

                 10.3. INSURANCE POLICIES. Insurance required hereunder shall be in companies holding a "General Policyholders Rating" of at least A-, or such other rating as may reasonably be required by a lender having a lien on the Premises, as set forth in the most current issue of "Best's Key Rating Guide". Tenant shall provide to Landlord copies of insurance certificates evidencing the existence and the amounts of insurance required in paragraph 10.1 upon Tenant's execution of this Lease. Landlord shall provide to Tenant copies of insurance certificates evidencing the existence and the amounts of insurance required in paragraph 10.1.(b) upon Landlord's execution of this Lease and thereafter provide Tenant with renewal certificates at least thirty (30) days prior to the expiration of such policy. Landlord shall not do or permit to be done anything which shall invalidate such insurance policy. No such policy shall be cancelable or subject to reduction of coverage or scope of coverage except after sixty (60) days prior written notice to Landlord (or such other amount of notice as shall be required from time to time by applicable law). Tenant shall, at least thirty
(30) days prior to the expiration of such policies, furnish Landlord and any mortgagee of Landlord named as an insured with renewal certificates, or Landlord may, in such event, or in any other event when Tenant has failed to provide insurance coverage as required hereunder after three (3) business days' notice thereof to Tenant, at its option, order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant upon demand. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this paragraph 10. If Tenant does or permits to be done anything which shall increase the costs of the insurance policies referred to in paragraph 10.2, then Tenant shall forthwith upon Landlord's demand reimburse Landlord for any additional premiums attributable to any act or omission or operation of Tenant causing such increase in the cost of insurance. Any insurance maintained by Tenant under this Lease shall be primary and non-contributory with any insurance coverage separately maintained by Landlord.

                          Any of Tenant's policies required hereunder may be in
the nature of a "blanket policy" which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy.

                          Notwithstanding the provisions of this paragraph 10,
Tenant may elect to self-insure against the types of losses which are required to be insured against hereunder, excepting the property insurance under paragraph 10.2.(a); provided that, during any period of such self-insurance Tenant shall, at all times, maintain a net worth of no less than One Hundred Million Dollars ($100,000,000). Tenant shall provide Landlord, as well as any lender, with written notice of Tenant's election to self-insure no less than sixty (60) days prior to terminating Tenant's third-party insurance and commencing self-insurance, together with its most recent annual and/or quarterly report(s), showing that Tenant satisfies the financial threshold set forth in the preceding sentence, and certified by Tenant's chief financial officer (or other officer with equivalent knowledge and authority) to be a materially accurate reflection of Tenant's net worth and financial condition as of the date of presentation of such report(s) to Landlord.

                  10.4. WAIVER OF SUBROGATION. Tenant and Landlord each hereby release and relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against under paragraph 10 which perils occur in, on or about the Premises, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees but only to the extent that insurance policies then in effect permit such waiver without impairing coverage and only to the extent of the coverage provided by such insurance policies. Tenant and Landlord shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

                  10.5. TENANT'S INDEMNITY OF LANDLORD. Tenant shall indemnify, defend, and hold harmless Landlord for, from and against any and all claims arising from Tenant's or Tenant's sublessee's or assignee's (or their respective agents, servants, employees or contractors) use or occupancy of the Premises, or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant or Tenant's sublessee or assignee (or their respective agents, servants, employees or contractors) in or about the Premises unless caused by Landlord's negligence or intentional wrongs or Landlord's breach of this Lease, and shall further indemnify, defend and hold harmless Landlord for, from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, including, without limitation, the provisions of paragraph 8.2, or arising from any negligence of Tenant, or any of Tenant's agents, contractors or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises arising from any cause, excepting Landlord's negligence or intentional wrongs, or Landlord's breach of this Lease, and Tenant hereby waives all claims in respect thereof against Landlord. Tenant's obligations and liabilities under this paragraph 10.5 shall survive the expiration or earlier termination of this Lease or termination of Tenant's occupancy of the Premises. Notwithstanding the foregoing, Tenant shall have no liability hereunder on account of defects in the Premises not caused by Tenant or the agents, employees, contractors or invitees of Tenant.

                  10.6. EXEMPTION OF LANDLORD LIABILITY. Except as expressly provided to the contrary in Paragraph 10.7, and excepting loss or damage caused by the negligence of Landlord, Landlord's intentional acts, or Landlord's breach of this Lease, Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or for any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Premises; nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether damage or injury results from conditions arising upon the Premises, or from other sources or places.

                  10.7. LANDLORD'S INDEMNITY OF TENANT. Landlord shall indemnify, defend, and hold harmless Tenant for, from and against any and all claims arising from the conduct of Landlord's business or from any activity, work or things done, permitted or suffered by Landlord (or Landlord's agents, servants, employees or contractors) in or about the Premises and shall further indemnify, defend and hold harmless Tenant for, from and against any and all claims arising from any breach or default in the performance of any obligation on Landlord's part to be performed under the terms of this Lease, or arising from any negligence of the Landlord, or any of Landlord's agents, contractors or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Tenant by reason of such claim, Landlord upon notice from Tenant shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant. Landlord's obligations and liabilities under this paragraph 10.7 shall survive the termination of this Lease. Notwithstanding the foregoing, Landlord shall have no liability hereunder on account of defects in the Premises not caused by Landlord or the agents, employees, contractors or invitees of Landlord.

         11. DAMAGE OR DESTRUCTION.

                  11.1. DEFINITIONS.

                          (a) "Premises Partial Damage" shall mean damage or
destruction to one of the buildings constituting the Improvements to the extent that the cost of repair is less than 33% of the then replacement cost of such building.

                          (b) "Premises Total Destruction" shall herein mean
damage or destruction to one of the buildings constituting the Improvements to the extent that the cost of repair is 33% or more of the then replacement cost of such building.

                          (c) "Insured Loss" shall herein mean damage or
destruction which was caused by an event required to be covered by the insurance described in paragraph 10, and sufficient insurance proceeds are available for repairs and restoration free of any claim of the holder of a mortgage or deed of trust on the Premises.

                 11.2. PARTIAL DAMAGE - INSURED LOSS. Subject to the provisions of paragraphs 11.4, 11.5 and 11.6, if at any time during the Term of this Lease there is damage which is an Insured Loss and which falls into the classification of Premises Partial Damage, then Landlord shall, unless Landlord's mortgagee or lender requires otherwise, at Landlord's expense, repair such damage (but not Tenant's fixtures, equipment, alterations or improvements unless the same have become a part of the Premises pursuant to paragraph 9.5 and Landlord has not advised Tenant that Landlord will require the removal thereof at the end of the Term) as soon as reasonably possible and this Lease shall continue in full force and effect. If the insurance proceeds received by Landlord are not sufficient to effect such repair, Landlord shall contribute the short-fall and shall make such repairs as soon as reasonably possible and this Lease shall continue in full force and effect.

                  11.3. PARTIAL DAMAGE - UNINSURED LOSS. Subject to the provisions of paragraphs 11.4, 11.5, and 11.6, if at any time during the Term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Partial Damage, unless caused by Tenant's breach of this Lease or by any other act of Tenant (in which event Tenant shall make the repairs at Tenant's expense), Landlord may at Landlord's option either (i) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to cancel and terminate this Lease, as of the date of the occurrence of such damage. In the event Landlord elects to give such notice of Landlord's intention to cancel and terminate this Lease, Tenant shall have the right within ten (10) days after the receipt of such notice to give written notice to Landlord of Tenant's intention to repair such damage at Tenant's expense, without reimbursement from Landlord, in which event this Lease shall continue in full force and effect, and Tenant shall proceed to make such repairs as soon as reasonably possible. If Tenant does not give such notice within such ten (10) day period, this Lease shall be canceled and terminated as of the date of the occurrence of such damage.

                  11.4. TOTAL DESTRUCTION. If at any time during the Term of this Lease there is damage, whether or not an Insured Loss (including destruction required by any authorized public authority), which falls into the classification of Premises Total Destruction, this Lease shall automatically terminate as of the date of such total destruction as follows: if the Premises Total Destruction involves both buildings, this Lease shall terminate entirely; if the Premises Total Destruction involves only one of the buildings, this Lease shall terminate only as to the destroyed building and not as to both, in which event Rent will be reduced in proportion to the square footages of the two buildings.

                  11.5. DAMAGE NEAR END OF TERM. If at any time during the last nine (9) months of the Term of this Lease there is damage, whether or not an Insured Loss, which falls within the classification of Premises Partial Damage, Landlord or Tenant may terminate this Lease as of the date of occurrence of such damage by giving written notice to the other party of the first party's election to do so within thirty (30) days after the date of occurrence of such damage.

                  11.6. RECONSTRUCTION. Whether Landlord is required or elects to repair the damage, Landlord will move as expeditiously as possible to settle the insurance loss, re-design the damaged Improvements, obtain required permits and complete the repairs. In the event of non-structural damage to the Tenant Improvements, Landlord shall, within forty-five (45) days after the damage, give Tenant a tentative schedule of the time required to repair the damaged Improvements and, within one hundred sixty (160) days after the damage, subject only to Force Majeure or to Tenant Delay, complete the repairs and deliver the repaired Improvements to Tenant Ready for Occupancy. In the event of damage to the roof or structural damage to any of the Improvements, Landlord shall, within seventy-five (75) days after the damage, give Tenant a tentative schedule of the time required to repair the damaged Improvements and, within two hundred forty
(240) days after the damage, subject only to Force Majeure or to Tenant Delay, complete the repairs and deliver the repaired Improvements to Tenant Ready for Occupancy. Tenant's sole and exclusive remedy, given Landlord's failure to complete repairs within such time periods, will be termination of this Lease as to the damaged building in question but not as to the other undamaged (if applicable) building.

                  11.7. ABATEMENT OF RENT; TENANT'S REMEDIES.

                          (a) In the event of damage described in paragraphs
11.2 or 11.3, and Landlord or Tenant repairs or restores the Premises pursuant to the provisions of this paragraph 11, Rent payable hereunder for the period during which such damage, repair or restoration continues shall be equitably abated on the damaged building in proportion to the degree to which Tenant's use of the building is prevented, except that if seventy-five percent (75%) or more of a building is damaged, Rent on the entire building shall be abated unless Tenant elects, in its sole and absolute discretion, to continue to use the building, in which event Rent shall be equitably abated as otherwise provided herein. Except for abatement of Rent, if any, Tenant shall have no claim against Landlord for any loss or damage (unless intentionally caused by Landlord) including, without limitation, loss of business suffered by reason of any such damage, destruction, repair or restoration.

                          (b) If Landlord shall be obligated, or otherwise
elects, to repair or restore the Premises under the provisions of this paragraph 11 and shall not commence such repair or restoration within a reasonable period of time after the casualty, with due consideration given to adjustment of loss, plans and governmental approvals, subject to reasonable extension for Tenant Delay or Force Majeure, or because it is otherwise impracticable for Landlord to commence repairs within such time period, Tenant may at Tenant's option cancel and terminate this Lease (but only as to the damaged building at issue) by giving Landlord written notice of Tenant's election to do so at any time prior to the commencement of such repair or restoration. In such event this Lease shall partially terminate as of the date of such notice.

                  11.8. TERMINATION - ADVANCE PAYMENTS. Upon termination of this Lease pursuant to this paragraph 11, an equitable adjustment shall be made concerning advance Rent and any advance payments made by Tenant to Landlord.

                  11.9. WAIVER. Tenant waives the provisions of any statutes which relate to termination of leases when leased property is damaged, injured or destroyed and agrees that such event shall be governed by the terms of this Lease.

         12. UTILITIES. Tenant shall pay for all water, sewer, gas, heat, light, power, electricity, telecommunications including telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion to be determined by Landlord in its reasonable discretion of all charges jointly metered with other premises. Tenant is solely responsible for all service deposits required by utilities and providers and if Landlord has advanced any service deposit (with no obligation to do so) on behalf of Tenant, Tenant will reimburse Landlord on demand.

         13. ASSIGNMENT AND SUBLETTING.

                  13.1. LANDLORD'S CONSENT REQUIRED. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises, without Landlord's prior written consent, which shall not be unreasonably withheld or delayed. Landlord and Tenant agree that the following factors may be considered by Landlord in any reasonable determination of the appropriateness of Tenant's request to assign or sublet the Premises:

                          (a) The financial strength of the proposed
subtenant/assignee must demonstrate an ability on the part of the subtenant/assignee to discharge the Tenant's obligations under this Lease;

                          (b) The business reputation of the proposed
subtenant/assignee shall not be detrimental to Landlord's development;

                          (c) The use of the Premises by the proposed
subtenant/assignee must be expressly authorized under paragraph 8 and will not be more environmentally sensitive than the use thereof by the existing Tenant.

Landlord shall respond to Tenant's request for consent hereunder within ten (10) days of Tenant's request therefor, and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a breach of this Lease. Any assignee or sublessee (including without limitation an assignee or surviving entity under the following subparagraph) must assume and agree to comply with and be bound by all of the obligations of Tenant under this Lease and under any other written agreement now or hereafter existing between Landlord and Tenant, such assumption to be in a form reasonably satisfactory to Landlord. Landlord agrees that it shall not intentionally and advertently release from liability any assignee or sublessee who has assumed and agreed to comply with and be bound by all of the provisions of this Lease.

                  Notwithstanding the foregoing, Tenant may assign its rights under this Lease to an affiliate or to an entity into which Tenant may merge, without Landlord's consent, so long as either (i) Tenant remains liable to Landlord under this Lease or (ii) the creditworthiness of the affiliate or the surviving entity, as applicable, is at least equal to that of Tenant in Landlord's reasonable judgment. An "affiliate" is an entity that controls, is controlled by or is under common control with Tenant. Landlord shall have the right to approve the creditworthiness of the affiliate or the surviving entity, as applicable, as a condition to any release of Tenant from liability to Landlord under this Lease, Landlord's approval not to be unreasonably withheld. Any release of Tenant will be prospective only and will not relieve Tenant from any liability to Landlord for acts or omissions occurring prior to the date on which Tenant qualifies for release.

                  13.2. NO RELEASE OF TENANT. Regardless of Landlord's consent, no subletting or assignment shall release Tenant from Tenant's obligations past, present or future, or alter the primary liability of Tenant to pay Rent and to perform all other obligations to be performed by Tenant hereunder unless Tenant has expressly been released by Landlord under the terms of paragraph 13.1. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant, in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease, provided, however, that no such amendment or modification to this Lease shall increase the Rent or other monetary obligations required hereunder without the prior written consent of Tenant.

                  13.3. PROFITS. In the event Landlord consents to any such assignment or subletting, and as a condition thereto, Tenant shall pay to Landlord fifty percent (50%) of all net profit derived by Tenant from such assignment or subletting, after first deducting Tenant's reasonable subleasing expenses including without limitation brokerage commission and alteration expenses necessary for the assignee's or sublessee's occupancy. For purposes of the foregoing, profit shall be deemed to include, but shall not be limited to, the amount of all rent and additional rent payable by such assignee or subtenant in excess of the Rent set forth in this Lease, and rent adjustments, payable by Tenant under this Lease. If a part of the consideration for such assignment or subletting shall be payable other than in cash, the payment to Landlord shall be in cash or its share of any non-cash consideration based upon the fair market value thereof. Tenant shall and hereby agrees that it will furnish to Landlord upon request from Landlord a complete statement, certified by Tenant, setting forth in detail the computation of all profit derived and to be derived from such assignment or subletting, such computation to be made in accordance with generally accepted accounting principles. Tenant agrees that Landlord or its authorized representatives shall be given access at all reasonable times and upon not less than two (2) business days' notice to the books, records and papers of Tenant relating to any such assignment or subletting, and Landlord shall have the right to make copies thereof. The percentage of Tenant's profit due Landlord hereunder shall be paid to Landlord within five (5) days of receipt by Tenant of all payments made from time to time by such assignee or subtenant to Tenant. This paragraph 13.3 shall not apply to assignments or subleases to affiliates.

                  13.4. ATTORNEY'S FEES. In the event Tenant shall assign or sublet the Premises or request the consent of Landlord to any assignment or subletting, then Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection therewith.

                  13.5. RECAPTURE. Notwithstanding the foregoing, if Tenant proposes to assign the Lease or sublet one (1) entire building, Landlord shall have the right, to be exercised by giving written notice to Tenant within ten
(10) days after receipt of Tenant's request to assign or sublet all or part of the Premises, to recapture the space described in Tenant's request and such recapture notice shall, if given, terminate this Lease with respect to the space described as of the date stated in Tenant's request. Tenant's request shall state the name and address of the proposed assignee or subtenant and a true and complete copy of the proposed assignment or sublease shall be delivered to Landlord with Tenant's request. This paragraph 13.5 shall not apply to assignments or subleases to affiliates. Rent shall be pro rated if Landlord recaptures only a portion of the Premises.

         14. DEFAULTS; REMEDIES.

                  14.1. DEFAULTS. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease (an "Event of Default") by Tenant:

                           (a) The failure by Tenant to make any payment of Rent
or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of ten (10) days after Tenant's receipt of written notice of Tenant's failure to make such payment.

                           (b) The failure by Tenant to observe or perform any
of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in paragraph (a) above or in paragraphs (c) through (e) below, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

                           (c) (i) The making by Tenant of any general
arrangement or assignment for the benefit of creditors; (ii) Tenant becomes a "debtor" as defined in 11 U.S.C. Paragraph 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within sixty (60) days; provided, however, in the event that any provision of this paragraph 14.1(d) is contrary to any applicable law, such provision shall be enforceable only to the fullest extent permitted by law.

                           (d) The discovery by Landlord that any financial
statement or other financial information given to Landlord by Tenant, any assignee of Tenant, any successor in interest of Tenant (including without limitation an entity surviving a merger with Tenant) or any guarantor of Tenant's obligation hereunder, and any of them, was materially false or materially misrepresented any item or condition.

                           (e) Tenant shall do or permit anything to be done
which creates a lien upon the Premises which is not paid, discharged or bonded around within thirty (30) days after such lien is created or recorded.

                 14.2. REMEDIES. In the event of any such Event of Default by Tenant, Landlord may at any time thereafter, with or without further notice or demand or termination of this Lease, and without waiving or limiting Landlord in the exercise of any right or remedy which Landlord may have under this Lease or otherwise at law or in equity by reason of such Event of Default exercise any one or more of the following remedies:

                           (a) Re-enter the Premises and eject all persons
therefrom. Retain or take possession of any property belonging to Tenant upon the Premises pursuant to Landlord's statutory landlord lien rights. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, and Landlord shall (unless negligent) in no event be liable for any damage or loss thereto; or

                           (b) Lock the doors to and otherwise secure the
Premises and exclude Tenant and all other persons therefrom (except those authorized by Landlord in its sole and absolute discretion); or

                           (c) Institute suit against Tenant to collect each
installment of rent or other sum as it becomes due or to enforce any other obligation under this Lease; or

                           (d) With or without terminating the Lease, terminate
Tenant's right to possession of the Premises by any lawful means, judicially or nonjudicially, in which case Tenant shall immediately surrender possession of the Premises to Landlord and Landlord shall have the right to reenter the Premises and remove all persons and property therefrom using all force reasonably necessary for this purpose. In such event, or in the event of Landlord's pursuit of its other rights and remedies, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Premises; the cost to Landlord of designing, engineering and constructing for Tenant any tenant improvements or other features of the Improvements that are of a specialized or non-general nature not ordinarily included in a general-use building; expenses of reletting, including necessary renovation and alteration of the Premises and the removal of special improvements made for Tenant, reasonable attorney's fees, advertising expenses, the costs of protecting and caring for the Premises while vacant, the cost of removing and storing Tenant's property; any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid Rent for the balance of the Term after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; and that portion of any leasing commission paid by Landlord pursuant to paragraph 16 applicable to the unexpired Term of this Lease. The foregoing amounts shall be and become immediately due and payable from Tenant to Landlord upon the occurrence of an Event of Default, at Landlord's election, which may be exercised, upon two (2) business days notice to Tenant, but this sentence shall not operate to relieve Landlord from the giving of any notice required under paragraph 14.1.

                           (e) Maintain Tenant's right to possession in which
case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including, without limitation, the right to recover Rent as it becomes due hereunder and any other damages incurred by Landlord from time to time. Notwithstanding that Landlord shall have maintained Tenant's right to possession or shall not have terminated the Lease for an Event of Default, Landlord may at any time thereafter, upon notice to Tenant, terminate the Lease and/or Tenant's right to possession for such prior Event of Default.

                           (f) Pursue any other remedy now or hereafter
available to Landlord under the laws or judicial decisions of the state wherein the Premises are located. Unpaid installments of Rent and other unpaid monetary obligations of Tenant under the terms of this Lease shall bear interest from the date due at the rate of two (2) points over the announced prime rate of Bank of America in existence from time to time.

                           (g) No such re-entry or taking of possession or other
remedial action by Landlord shall be construed as an election on Landlord's part to terminate or surrender this Lease unless a written notice of such intention is then or thereafter served on Tenant.

                           (h) No failure by Landlord to insist upon the strict
performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered, modified or terminated except by written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

                           (i) If Tenant breaches any of the covenants,
agreements, terms or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach, and to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings and other remedies were not provided for in this Lease.

                 14.3. DEFAULT BY LANDLORD.

                           (a) Landlord shall not be in default under this Lease
unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Subject to Tenant's rights under paragraph 9.4, which shall be unaffected by the terms of this paragraph 14.3, Tenant shall have the right as its sole and exclusive remedy to seek specific performance of this Lease and sue for any direct out-of-pocket expenses it incurs as a result of Landlord's material default in the event Landlord and the holder of any first mortgage or deed of trust covering the Premises fail to cure within the grace periods allotted hereunder a material default of Landlord under this Lease.

                           (b) LANDLORD AND TENANT, EACH BEING FULLY INFORMED BY
THEIR RESPECTIVE COUNSEL OF THE LEGAL CONSEQUENCES, WAIVE THE RIGHT TO TRIAL BY JURY.

                 14.4. LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within fifteen
(15) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Rent, then Rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding paragraph 4 or any other provision of this Lease to the contrary.

                           Notwithstanding the foregoing, no late charge will be
assessed against Tenant the first three times any payment is late so long as the payments are received by Landlord within five (5) business days after Landlord's notice to Tenant of Tenant's late payment(s).

                 14.6. IMPOUNDS. In the event that a late charge is payable hereunder, whether or not collected, three or more times during a given twelve
(12) month period under the terms of this Lease, Tenant shall pay to Landlord, if Landlord shall so request, in addition to any other payments required under this Lease, a monthly advance installment, payable at the same time as the monthly Rent, as estimated by Landlord, for Real Property Tax and insurance expenses on the Premises which are payable by Tenant under the terms of this Lease. Such fund shall be established to insure payment when due, before delinquency, of any or all such Real Property Taxes and insurance premiums. If the amount paid to Landlord by Tenant under the provisions of this paragraph are insufficient to discharge the obligations of Tenant to pay such Real Property Taxes and insurance premiums as the same become due, Tenant shall pay to Landlord, upon Landlord's demand, such additional sums necessary to pay such obligations. All moneys paid to Landlord under this paragraph may be intermingled with other moneys of Landlord and shall not bear interest. In the event of a default in the obligations of Tenant to perform under this Lease, then any balance remaining from funds paid to Landlord under the provisions of this paragraph may, at the option of Landlord, be applied to the payment of any monetary default of Tenant in lieu of being applied to the payment of Real Property Tax and insurance premiums and Tenant shall still be liable for and pay promptly upon demand the Real Property Tax and insurance premiums required under this Lease.

                  14.6. DISPUTE RESOLUTION. Any dispute, controversy or claim arising out of or relating to this Lease, or the breach thereof, including, but not limited to, any action sounding in tort or breach of any duty or obligation, but excluding any claim or remedy for equitable relief and excluding any claim or remedy for Rent or additional rent or other monetary sums owed, will be resolved by arbitration. The arbitration will be conducted under the auspices of the American Arbitration Association in accordance with the Federal Arbitration Act (9 U.S.C. Section 1 et seq.). The arbitrators will conduct the hearing and determine the matter in accordance with the Commercial Rules of the American Arbitration Association. Any controversy in interpretation or enforcement, or whether an issue is arbitrable, must be determined by the arbitrators. Each party is entitled to present evidence and argument to the arbitrators, and to be represented by counsel. Anything in this Section to the contrary notwithstanding, the arbitrators have the right only to interpret and apply the terms, covenants, agreements, provisions, conditions or limitations of this Lease, and may not change any such terms, covenants, agreements, provisions, conditions or limitations or deprive any party to this Lease of any right or remedy expressly or impliedly provided in this Lease or by law or equity.

         15. CONDEMNATION. If the Premises or any portion is taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If only one of the buildings is taken by condemnation, this Lease shall terminate only as to the building taken and not as to both, in which event Rent will be reduced in proportion to the square footages of the two buildings. If 33% or more of the floor area of either building is taken by condemnation, either Landlord or Tenant shall have the right to terminate this Lease as to such building but not as to the other as of the date the condemning authority takes title or possession, whichever first occurs, upon giving written notice of such election within ten (10) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken title or possession, whichever first occurs). In the event of a termination resulting from such a taking, both Landlord and Tenant shall be released from further liability under the Lease as to the building involved. If Landlord or Tenant do not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the building remaining, except that Rent shall be reduced in the proportion that the floor area taken bears to the total floor area of the building in question. If the nature, location or extent of any proposed taking or appropriation affecting the Premises is such that Landlord elects in good faith to demolish all or substantially all of either building, then Landlord shall have the right to terminate this Lease as to the affected building upon giving notice of termination to Tenant at any time after such condemnation. In the event of such termination, both Landlord and Tenant shall be released from any further liability under this Lease as to the building or buildings, as applicable, that is (are) terminated.

                  Any award for the condemnation of all or any part of the Premises (including all Tenant Improvements) shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to pursue against the condemning authority but not against Landlord any award to which Tenant may be entitled from such condemning authority for loss of or damage to Tenant's trade fixtures, removable personal property and alterations and improvements paid for by Tenant. If this Lease is terminated, an equitable adjustment shall be made within a reasonable period of time concerning advance rent and any advance payments made by Tenant to Landlord. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall to the extent of severance damages received by Landlord, free of any claim of the holder of a mortgage or deed of trust on the Premises, in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority. Tenant hereby waives any statutory rights of termination which may arise by reason of any partial taking of the Premises by condemnation.

         16. BROKER'S FEE.

                  (a) DMI Estate Properties, Inc. ("DMI"), a licensed real estate broker in the State of Arizona, represents Landlord with respect to this Lease transaction. DMI, on behalf of Landlord, will enter (or has entered) into a commission agreement with PICOR and CB Commercial. Landlord shall pay to PICOR and to CB Commercial a real estate brokerage fee per the terms of such commission agreement. Neither the broker named above nor any other real estate agent, salesperson, finder or broker shall be deemed or considered as a third party beneficiary of this paragraph. Landlord and Tenant may alter, amend or modify this Lease or any related document without the consent of any such broker, salesperson, agent or finder. Excepting Landlord's obligation to PICOR and to CB Commercial, Landlord and Tenant each hereby agree to indemnify and defend the other from and against any claim for commission or brokerage or finders fees from any party claiming all or part of same arising out of a relationship with or through the indemnifying party and the indemnifying party shall defend any claim or action for a commission or fee by counsel acceptable to the indemnified party promptly upon notice from the indemnified party.

         17. ESTOPPEL CERTIFICATE; COOPERATION WITH LANDLORD'S LENDERS; FINANCIAL INFORMATION.

                  (a) Tenant shall at any time upon not less than fifteen (15) days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying, if true, that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modifications and certifying that this Lease, as so modified, is in full force and effect) and the date to which Rent and other charges are paid in advance, if any; (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed; (iii) acknowledging that the Premises are in the condition called for in the Lease and the Improvements have been satisfactorily completed, or if not, then specifying why they are not; (iv) acknowledging that Tenant has unconditionally accepted the Premises, is in possession thereof, and no defense to the Lease enforcement exists, or if such is not the case, then specifying why; and (v) agreeing to provide any Landlord mortgagee or lender with reasonable opportunity to cure defaults by the Landlord, Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises, who, at Landlord's request, shall be co-addressees of the statement.

                  (b) At Landlord's option, Tenant's failure to deliver such statement within such time shall be a material breach of this Lease or shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, (iii) that not more than one month's rent has been paid in advance; (iv) that the Premises have been satisfactorily completed by Landlord and that Tenant is in possession thereof; (v) that no defenses exist to the enforcement of the Lease; and (vi) that Tenant agrees to be bound by provision (v) in paragraph 17(a) above.

                  (c) if Landlord desires to finance, refinance or sell the Premises, or any part thereof, or if Landlord's lender requires financial information on Tenant, Tenant hereby agrees to deliver to any lender or purchaser designated by Landlord such financial statements of Tenant as may be reasonably required by such lender or purchaser. Such statements shall be limited to Tenants past three (3) year's annual reports and/or any quarterly reports (unaudited) issued during such period. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

                  (d) Tenant hereby represents and warrants to Landlord that all balance sheets, statements of profit and loss and other financial data furnished by Tenant and any guarantor to Landlord (the "Financial Information") prior to the execution of this Lease fairly present the financial condition of Tenant and such guarantor as of the dates thereof, and the results of its operations for the periods for which the same are furnished; and there has been no change in the assets, liabilities or financial condition of Tenant and such guarantor from that set forth in the Financial Information, other than changes in the ordinary course of business, none of which changes has been materially adverse to Tenant and such guarantor. The foregoing representations and warranties shall apply equally to all financial information furnished by Tenant and any guarantor to Landlord after the execution of this Lease.

                  Tenant hereby acknowledges that the Financial Information is a material inducement to Landlord's entering into this Lease with Tenant.

         18. LANDLORD'S LIABILITY. The term "Landlord" as used herein shall mean only the owner or owners at the time in question of the fee title or a Tenant's interest in a ground lease of the Premises. In the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns only during their respective periods of ownership.

                  Tenant agrees to look solely to Landlord's interest in the Premises and the proceeds thereof for the recovery of any judgment from Landlord or the payment of any obligation, liability or claim under, arising out of or relating to this Lease, it being hereby agreed that except to the extent of Landlord's interest in the Premises and the proceeds thereof, Landlord, any assets of Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, Landlord, its directors, officers or shareholders, or if Landlord is a limited liability company, Landlord and its members shall never be liable for any judgments, claims, obligations or liabilities under, arising out of, or relating to this Lease.

         19. SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

         20. INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Landlord not paid when due shall bear interest from the date due at the rate of two points over the prime rate of Bank of America announced from time to time. Payment of such interest shall not excuse or cure any default by Tenant under this Lease, provided, however, that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant. If Tenant's default is subject to late charge, Landlord may charge interest or impose the late charge as it sees fit, but may not impose both on the same defaulted obligation. The reciprocal is true: Any amount Landlord owes to Tenant if not paid when due shall bear interest from the date due at the rate of two points over the prime rate of Bank of America announced from time to time.

         21. TIME OF ESSENCE. Time is of the essence of each and every obligation and duty under this Lease.

         22. ADDITIONAL RENT. Any monetary obligation of Tenant to Landlord under the terms of this Lease shall be deemed to be additional rent and shall be collectible as such.

         23. INCORPORATION OF PRIOR AGREEMENTS; DISCLAIMER OF REPRESENTATIONS AND WARRANTIES; AMENDMENTS. This Lease contains all agreements of the parties with respect to the Premises. No prior agreement, representation or understanding, whether oral or written, pertaining to any such matter shall be effective. Landlord hereby disclaims all representations and warranties, express or implied, and all covenants, promises, and understandings, concerning the condition, suitability, or habitability of the Premises, excepting only those which are set forth in this Lease explicitly. This Lease may be modified in writing only, signed by the parties in interest at the time of modification. Tenant hereby acknowledges that no real estate broker or agent or any agent or employee of Landlord made any oral or written warranties or representations to Tenant relative to the condition or use by Tenant of the Premises.

         24. NOTICES. Any notice or demand required or permitted to be given hereunder shall be in writing and may be given by personal delivery (which may include overnight courier, and facsimile transmission followed by a mailed copy) or by certified mail, postage prepaid, return receipt requested, and if given personally or by mail, shall be deemed sufficiently given if addressed to Tenant or to Landlord at the address noted below the signature of the respective parties, as the case may be. Either party may by notice to the other specify a different address for notice purposes. Any notice shall be deemed received upon personal delivery or three (3) days after deposit into U.S. Mail.

         25. WAIVERS. No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. The reciprocal is true: No waiver by Tenant of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Landlord of the same or any other provision.

         26. RECORDING; CONFIDENTIALITY. If Tenant requests, the parties shall execute a short-form memorandum of lease in recordable form setting forth the date of the Lease, the names of the parties, a description of the premises, the length of the term (and any renewal provisions), but in no event shall such short-form memorandum of lease set forth the rental rate or any other "Proprietary" information belonging to Landlord.

                  Landlord and Tenant agree to maintain to the greatest degree practicable the confidentiality of this transaction. Tenant shall control the communication process relative to communications to the community and the press including press releases. Tenant will coordinate these communications with Landlord.

         27. HOLDING OVER. If Tenant, with Landlord's consent, remains in possession of the Premises or any part thereof after the expiration of the Term hereof and without executing a new lease therefor, such occupancy shall be a tenancy from month to month at a rental in the amount of 125% of the rent paid or payable during the last month of the Term of this Lease plus all other charges payable hereunder and upon all the other provisions of this Lease pertaining to the obligations of Tenant, but all options and rights of first refusal, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during such month-to-month tenancy. If Tenant, without Landlord's express written consent, remains in possession of the Premises or any part thereof after expiration of the Term hereof, Landlord may re-enter and take possession of the Premises and have all other remedies set forth in Paragraph 14.2, provided that in addition to such remedies (and not in lieu thereof), Tenant shall pay for each day of occupancy after expiration of the Term hereof a sum equal to 150% of the monthly rent for the last month of the Term prorated on a daily basis based upon a thirty day month.

                  Notwithstanding the foregoing, if Landlord and Tenant are involved after the end of the Term in good faith negotiations that ultimately result in an extension of the Term, the Rent payable during the period of negotiation shall be at the rate payable during the last month of the Term without increase during the period of good faith negotiation.

         28. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies hereunder or at law or in equity.

         29. COVENANTS AND CONDITIONS. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

         30. BINDING EFFECT; CHOICE OF LAW. Subject to any provisions hereof restricting assignment or subletting by Tenant and subject to the provisions of paragraph 18, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of Arizona.

         31. SUBORDINATION.

                  (a) This Lease, at Landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security hereafter placed upon the Premises and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, deed of trust beneficiary or trustee, or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

                  (b) Tenant agrees to execute any documents reasonably required to effectuate an attornment, a subordination or to make this Lease prior to the lien of any mortgage or deed of trust covering the Premises, provided that Tenant shall concurrently receive a nondisturbance agreement from such lender in form reasonably acceptable to Tenant. Tenant's failure to execute such documents within fifteen (15) days after written demand shall constitute an Event of Default by Tenant hereunder.

         32. ATTORNEY'S FEES. If either party named herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in such action, on trial or appeal, shall be entitled to its reasonable attorneys' fees to be paid by the losing party as fixed by the court.

         33. LANDLORD'S ACCESS. Landlord and Landlord's agents shall have the right to enter the Premises at all reasonable times and (unless an emergency) upon not less than forty-eight (48) hours' notice and from time to time for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or tenants (only during the last one hundred eighty (180) days of the Term), and making such alterations, repairs, improvements or additions to the Premises as Landlord may deem necessary or desirable. Landlord may at any time place on or about the Premises any ordinary "For Sale" signs and Landlord may at any time during the last one hundred eighty (180) days of the Term hereof place on or about the Premises any ordinary "For Lease" signs, all without rebate of rent or liability to Tenant. If Landlord is placing "For Sale" signs on or about the Premises, Landlord will consult with Tenant in good faith to find a reasonable way to avoid giving the impression that Tenant is selling its business or going out of business.

         34. AUCTIONS. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Landlord's prior written consent.

         35. SIGNS. Tenant shall not place any sign upon the exterior of the Premises without Landlord's prior written consent, which shall not be unreasonably withheld or delayed. Tenant's signs must comply with applicable CC&R's and sign regulations. Entry monumentation will be constructed along Tucson Boulevard providing Tenant with identification. It is expected that Country Club Commerce Center will also provide Tenant with signage on the entry monument. Tenant will also be provided additional signage at the entry to the Premises off the planned private roadway that will connect the Premises with Tucson Boulevard. All signage and monumentation shall comply with applicable CC&R's and sign regulations.

         36. MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

         37. INTENTIONAL DELETION

         38. QUIET POSSESSION. Upon Tenant paying Rent for the Premises and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term hereof against the acts of Landlord, subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Landlord represent and warrant to Tenant that they are fully authorized and legally capable of executing this Lease on behalf of Landlord and that such execution is binding upon all parties holding an ownership interest in the Premises.

         39. OPTIONS.

                  39.1. DEFINITION. If Landlord has granted Tenant any option or right of first refusal in the Addendum, as used in this paragraph the word "Option(s)" shall have the meanings set forth in the Addendum.

                  39.2. OPTIONS PERSONAL. Each Option granted to Tenant in this Lease is personal to Tenant and any affiliate of Tenant (as defined in paragraph 13.1) and any entity into which Tenant may merge, and may not be exercised or be assigned, voluntarily or involuntarily, by or to any other person or entity. No assignee or sublessee of Tenant's rights under this Lease shall have the right to exercise any Option granted under this Lease. The Options granted to Tenant are not assignable separate and apart from this Lease. Options granted to Tenant, if any, shall be granted only in the Addendum. Notwithstanding anything in paragraph 39 to the contrary, nothing in paragraph 39 is intended to or shall be deemed to grant to Tenant any Options.

                  39.3. MULTIPLE OPTIONS. In the event that Tenant has any multiple options to extend or renew this Lease a later Option cannot be exercised unless the prior Option to extend or renew this Lease has been so exercised.

                  39.4. EFFECT OF DEFAULT ON OPTIONS.

                           (a) Tenant shall have no right to exercise an
Option, notwithstanding any provision in the grant of Option to the contrary,
(i) during the time commencing from the date Landlord gives to Tenant a notice of default pursuant to paragraph 14.1 and continuing until the default alleged in such notice of default is cured, or (ii) at any time after any other Event of Default described in paragraph 14.1, or (iii) in the event that Landlord has given to Tenant three or more notices of default under paragraph 14.1, or Tenant has committed an Event of Default three or more times under paragraph 14.1, whether or not the Events of Default are cured, in each case during the twelve
(12) month period prior to the time that Tenant intends to exercise the Option.

                           (b) The period of time within which an Option may be
exercised shall not be extended or enlarged by reason of Tenant's inability to exercise an Option because of the provisions of the foregoing paragraph. An Option and all rights of Tenant thereunder shall terminate upon the termination or expiration of this Lease or upon the termination of Tenant's right of occupancy under this Lease.

                           (c) All rights of Tenant under the provisions of an
Option shall terminate and be of no further force or effect, notwithstanding Tenant's due and timely exercise of the Option, if, after such exercise and during the Term of this Lease, Tenant commits an Event of Default which has not been cured or an Event of Default which by its nature cannot be cured under paragraph 14.1.

         40. SECURITY MEASURES. Tenant hereby acknowledges that Rent payable to Landlord hereunder does not include the cost of guard service or other security measures and that Landlord shall have no obligation whatsoever to provide same. Tenant assumes all responsibility for the protection of Tenant, its agents, its employees and servants, its invitees and its property from acts of third parties.

         41. EASEMENTS; RULES AND REGULATIONS; ETC. Landlord reserves to itself the right, from time to time, to grant such easements, rights, dedications, plats and replats that Landlord reasonably deems necessary or desirable, and to cause the recordation of same, so long as such do not unreasonably interfere with the use of or access to the Premises by Tenant. Tenant shall sign any of the aforementioned documents upon request of Landlord.

                  Landlord may establish from time to time reasonable rules and regulations applicable to the Premises for the benefit, care, management and operation of the Premises. Landlord shall provide Tenant with reasonable notice of all rules and regulations. Tenant agrees to faithfully observe and comply with all such reasonable rules and regulations.

         42. FORCE MAJEURE. Neither party shall be responsible for any delay or failure in the observance or performance of any term or condition of this Lease to be observed or performed by it other than payment of Rent, payment of any other monetary obligation or discharge of an insurance obligation to the extent that such delay or failure results from action, omission, or order of, or failure or refusal to grant approvals by, governmental authorities; unexpected or uncommon delays in the issuance of building or other permits; civil commotions; strikes, fires, acts of God or the public enemy; inability to procure labor, material, fuel, electricity, or other forms of energy; any weather-caused delay or any other cause beyond the reasonable control of a party, whether or not similar to the matters herein specifically enumerated. Notwithstanding the foregoing, Force Majeure shall not include Landlord's failure to satisfy any applicable zoning conditions to the development or use of the Premises. Any such delay or failure shall extend by like time any period of performance by Landlord or Tenant and shall not be deemed a breach of or failure to perform this Lease or any provisions hereof, and the foregoing provision shall take precedence over any other provision in this Lease to the contrary.

         43. AUTHORITY. If Tenant is a corporation, trust, general or limited partnership, or limited liability company, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity.

         44. CONFLICT. Any conflict between the printed provisions of this Lease and any typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions. The Addendum shall be controlling over the foregoing provisions of this Lease.

         45. ADDENDUM. Attached hereto is the Addendum which constitutes an integral part of this Lease.

         The parties hereto have executed this Lease on the dates specified immediately next to their respective signatures.

LANDLORD:                              TENANT:


TACC INVESTORS, LLC                    INTUIT INC., a Delaware corporation


By: DIAMOND VENTURES, Inc.
    Its: Manager


    By /s/ [SIG]                       By /s/ [SIG]
       -------------------------          --------------------------------------
       Its   President                    Its Chief Financial Officer & Vice
                                              President of Finance & Corporate
                                              Services
                                              ----------------------------------
Executed on: 4/22/98                   Executed on:   April 15, 1998
             -------------------                    ----------------------------


Address:                               Address:

2200 East River Road                   Intuit Inc.
Tucson, AZ 85718                       ________ Tucson   Blvd.
Attn: Diamond Ventures, Inc.,          Tucson, Arizona _________
      Manager                          Attn: Real Estate Manager
Fax: 520-299-5602

                                       With a copy to:
                                       Intuit Inc.
                                       2550 Garcia Avenue, 2nd Floor
                                       Mountain View, CA 94043
                                       Attn: Vice President of Finance
                                             And Corporate Services
                                       Fax: 650-944-5499

                                       And with a copy to:
                                       Intuit Inc.
                                       2550 Garcia Avenue, 2nd Floor
                                       Mountain View, CA 94043
                                       Attn: General Counsel
                                       Fax: 650-944-6622

                                                                     EXHIBIT A

                                     MAP OF

                           Intuit Teleservice Center
                         Tucson Airport Commerce Center

                        ADDENDUM TO BUILD TO SUIT LEASE
                              Dated APRIL 8, 1998
                        between TACC INVESTORS, LLC and
                                  INTUIT INC.


        THIS ADDENDUM TO BUILD TO SUIT LEASE ("Addendum") is attached to and made a part of the attached Build to Suit Lease between TACC Investors, LLC, an Arizona limited liability company, as Landlord, and Intuit Inc., a Delaware corporation, as Tenant. In the event of any conflict between the terms of this Addendum and the terms of the attached Build to Suit Lease, the terms of this Addendum shall govern. This Addendum and the attached Build to Suit Lease are collectively called the "Lease".

        46. OPTIONS TO EXTEND. Subject to the terms and conditions of paragraph 39, Tenant shall have the right to extend the Term of this Lease for two (2) successive periods of five (5) years each (the "Renewal Terms"), by giving written notice of exercise of these options to Landlord at least six (6) months before expiration of the Initial Term and the First Renewal Term, as applicable. Each Renewal Term shall be on the same terms and conditions of this Lease (unless patently inapplicable) except that Rent payable by Tenant to Landlord during each of the Renewal Terms shall be calculated as follows:

              (a) The monthly Rent rate per square foot for each Renewal Term shall be increased (but not decreased) by a factor equal to the cumulative percentage increases in the Consumer Price Index occurring since the last preceding adjustment in Rent, such increase not to be less than one percent (1%) nor to exceed four percent (4%), per year. Such increase shall be effective as of the first day of the First Renewal Term and the first day of the Second Renewal Term, respectively.

              (b) During each Renewal Term the monthly Rent rate shall be further increased (but not decreased) every other year based on the cumulative percentage increase in the Consumer Price Index during the preceding year, not to be less than one percent (1%) nor to exceed four percent (4%), per year.

              (c) Whenever this Lease requires an adjustment of the Rent payable by Tenant to Landlord based on Consumer Price Index Increases, the final Consumer Price Index published nearest the adjustment date shall apply. If the Consumer Price Index is changed so that the "base year" differs from that used herein, the Consumer Price index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Consumer Price Index is discontinued or revised during the Term of this Lease, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Consumer Price Index had not been discontinued or revised. On any adjustment of Rent based on the Consumer Price Index (or its replacement) Landlord and Tenant shall immediately execute an amendment to this Lease reflecting the new Rent.

        47. EXPANSION. Landlord and Tenant have identified the eight-acre vacant parcel of land (the "Expansion Area") situated adjacent to and west of the Premises, as shown on Exhibit A, as a site suitable for Tenant's future expansion plans (the "Expansion"). (Within thirty (30) days after the date of this Lease Landlord will provide in the form of Exhibit D, which shall be attached to this Lease, an accurate legal description of the Expansion Area prepared by a reputable and licensed civil engineer or surveyor.) Two Expansion scenarios are possible. Scenario One would involve an expansion of the then-existing Improvements to add a minimum of an additional thirty thousand (30,000) square feet and a maximum of an additional one hundred thousand (100,000) square feet of building space and a proportionate amount of additional parking spaces. Scenario One may or may not involve the Expansion Area. Scenario Two would involve development of an entirely new building or buildings on the Expansion Area. Any expansion under Scenario One or Scenario Two must move in an east-to-west direction and not west-to-east.

             Accordingly, if Landlord desires to sell, lease, or otherwise use all or any part of the Expansion Area for a purpose inconsistent with Tenant's Expansion ("Landlord's Alternate Use"), Landlord shall promptly give Tenant written notice of Landlord's proposed Alternate Use, whereupon Tenant shall have fifteen (15) days following Tenant's receipt of Landlord's notice to advise Landlord of Tenant's election to negotiate with Landlord for an Expansion. If Tenant does not so elect, or if after good faith negotiations Landlord and Tenant fail for any reason to sign an agreement for Tenant's Expansion within thirty (30) days after Landlord's receipt of Tenant's reply (either event being considered a "Waiver"), Landlord may thereafter proceed with the Alternate Use free of any right or claim of Tenant. If the Alternate Use involves only a portion of the Expansion Area, Tenant's rights under this paragraph will continue in the remainder of the Expansion Area, except that Tenant's right to expand into the Expansion Area will cease should the Expansion Area be fewer than two (2) acres in size due to previous Waiver(s) or for any other reason, and no expansion in the Expansion Area shall leave Landlord with fewer than two (2) undeveloped acres. Tenant shall be deemed to have exercised its rights hereunder when Tenant shall have advised Landlord of Tenant's election to negotiate with Landlord for an Expansion.

             If Tenant has exercised its rights hereunder, the following terms and conditions will apply:

             (a) Scenario One. All terms and conditions of an Expansion under Scenario One including, without limitation, shell Base Building, Tenant Improvements, time for buildout, Tenant improvement allowance and all other economic factors will be the product of good faith negotiation between the parties since these terms and conditions are not inferable from the terms of this Lease due to the nature of development and changing economic conditions, except for the following terms and conditions, and no agreement regarding an Expansion under Scenario One shall be binding upon either party until a mutually acceptable amendment to this Lease has been executed by Landlord and Tenant with the approval of their respective counsel:

               (i) The Term of this Lease for the entire Premises, including the Expansion, will be adjusted and extended for a term of ten (10) years commencing on the date the Expansion Area is Ready for Occupancy, subject to further extension(s) under paragraph 46, except that the total Term of this Lease shall in no event exceed thirty (30) years, which shall end no later than twenty (20) years after the end of the initial Term calculated under paragraph 3.1.

               (ii) The rental rate setting the Rent for the new square footage in the Expansion (the "New Space") (but not the original Premises) shall be based initially on the then-prevailing Market Rental Rate for a comparable building improvement in the vicinity of the Premises as reasonably determined by Landlord and Tenant. If Landlord and Tenant are unable to agree on the Market Rental Rate, Landlord and Tenant shall select a highly qualified and reputable real estate professional with at least ten (10) years of experience in the relevant leasing market (the "Arbiter") to determine the Market Rental Rate. If Landlord and Tenant are unable to agree on the Arbiter, the resident manager of the largest commercial real estate brokerage firm in Tucson will select the Arbiter from a major brokerage firm other than the resident manager's own firm. The term "largest" means the brokerage firm with the largest sales volume in the preceding calendar year. The term "major" means a brokerage firm ranking in the top four in sales volume in Tucson. the terms "largest" and "major" shall exclude (1) CB Commercial; (2) Picor; and (3) DMI Estate Properties, Inc.

                    The initial rental rate setting the Rent for the New Space will be periodically adjusted based on the formulas in paragraphs 4.1 and 46 that determine the Rent for the original Premises.

          (b) Scenario Two. All terms and conditions of an Expansion under Scenario Two including, without limitation, shell Base Building, Tenant Improvements, time for buildout, Tenant Improvement allowance, rental rate and all other economic factors will also be the product of good faith negotiation between the parties since these terms and conditions are not inferable from the terms of this Lease due to the nature of development and changing economic conditions, and no agreement regarding an Expansion under Scenario Two shall be binding upon either party until a mutually acceptable final lease agreement has been executed by Landlord and Tenant with the approval of their respective counsel.

          (c) Development of any Expansion shall be in strict compliance with applicable law and regulations, CC&R's and, to the extent applicable, the provisions of this Lease.

          (d) If any dispute should arise under this paragraph 47, either party shall have the right to resolve the dispute through an action for declaratory judgment or for specific performance, but neither party shall have, and hereby waives, the right to terminate this Lease over such dispute.

               (e) The obligations of Landlord under this paragraph 47 shall be binding on any successor of Landlord, except any institutional lender entity who is the successor to Landlord as the result of foreclosure of a mortgage or deed of trust, exercise of the trustee's power of sale under a deed of trust encumbering any such interest of Landlord, or any conveyance in lieu of foreclosure ("Successor Through Foreclosure"). If any Successor Through Foreclosure does not elect in its sole and absolute discretion to undertake the Expansion pursuant to this paragraph 47, Tenant may do so itself through a licensed contractor in strict compliance with the terms and conditions of paragraph 9.5, except that the cost limitations therein shall not apply to the Expansion. If the Expansion is built by Tenant under this paragraph, a condition precedent thereto shall be Tenant's purchase of the Expansion Area at its then fair market value. If Tenant and the then fee owner of the Expansion Area are unable to agree on the fair market value of the Expansion Area, fair market value shall be determined by the same procedure that determines the Market Rental Rate under this paragraph 47.

          48.  Day Care Center.    Landlord acknowledges Tenant's desire to
incorporate a day care center into Tenant's "Campus" at Country Club Commerce Center. Landlord is prepared to establish a "pad" for the desired day care center and to explore with Tenant and operators of day care centers a center at Country Club Commerce Center that would serve the needs of Tenant's employees and the employees of other employers and residents in the Tucson International Airport area. Neither party is required to establish a day care center at Country Club Commerce Center but if either party desires to pursue discussions, the other party will participate in the discussions in good faith. If any dispute should arise under this paragraph 48, either party shall have the right to resolve the dispute through an action for declaratory judgment or for specific performance, but neither party shall have, and hereby waives, the right to terminate this Lease over such dispute.